Exhibit 10.12

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
dated as of
October 22, 2015,
among
ALTRA INDUSTRIAL MOTION CORP.
and Certain of its Subsidiaries,
as Borrowers,
and
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
J.P. MORGAN SECURITIES LLC,
WELLS FARGO SECURITIES, LLC and
KEYBANC CAPITAL MARKETS, INC.,
as Joint Lead Arrangers and Joint Bookrunners,
WELLS FARGO BANK, NATIONAL ASSOCIATION and
KEYBANK NATIONAL ASSOCIATION,
as Co-Syndication Agents
and
TD BANK, N.A.,
CITIBANK, N.A. and
CITIZENS BANK, N.A.,
as Co-Documentation Agents

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TABLE OF CONTENTS
Page

ARTICLE I Definitions    1
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    29
SECTION 1.03. Terms Generally    29
SECTION 1.04. Accounting Terms; GAAP    30
SECTION 1.05. Status of Obligations    30
ARTICLE II The Credits    30
SECTION 2.01. Commitments    30
SECTION 2.02. Loans and Borrowings    31
SECTION 2.03. Requests for Borrowings    32
SECTION 2.04. Determination of Dollar Amounts    32
SECTION 2.05. Swingline Loans    33
SECTION 2.06. Letters of Credit    34
SECTION 2.07. Funding of Borrowings    39
SECTION 2.08. Interest Elections    40
SECTION 2.09. Termination and Reduction of Commitments    41
SECTION 2.10. Repayment of Loans; Evidence of Debt    42
SECTION 2.11. Prepayment of Loans    42
SECTION 2.12. Fees    44
SECTION 2.13. Interest    45
SECTION 2.14. Alternate Rate of Interest    46
SECTION 2.15. Increased Costs    47
SECTION 2.16. Break Funding Payments    48
SECTION 2.17. Payments Free of Taxes    48
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs    52
SECTION 2.19. Mitigation Obligations; Replacement of Lenders    55
SECTION 2.20. Defaulting Lenders    56
SECTION 2.21. Expansion Option    58
SECTION 2.22. Judgment Currency    60
SECTION 2.23. Designated Borrowers    60
ARTICLE III Representations and Warranties    62
SECTION 3.01. Organization; Powers    62
SECTION 3.02. Authorization; Enforceability    62
SECTION 3.03. Governmental Approvals; No Conflicts    62
SECTION 3.04. Financial Condition; No Material Adverse Change    62
SECTION 3.05. Properties    63
SECTION 3.06. Litigation, Environmental and Labor Matters    63
SECTION 3.07. Compliance with Laws and Contractual Obligations    64

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SECTION 3.08. Investment Company Status    64
SECTION 3.09. Taxes    64
SECTION 3.10. ERISA    64
SECTION 3.11. Disclosure    65
SECTION 3.12. Federal Reserve Regulations    65
SECTION 3.13. Solvency    65
SECTION 3.14. Use of Proceeds    65
SECTION 3.15. Subsidiaries    65
SECTION 3.16. No Burdensome Restrictions    65
SECTION 3.17. No Default    65
SECTION 3.18. Applicable Anti-Corruption Laws, Applicable Anti-Money Laundering Laws and Sanctions    65
SECTION 3.19. Representations as to Foreign Borrowers    66
ARTICLE IV Conditions    67
SECTION 4.01. Effective Date    67
SECTION 4.02. Each Credit Event    69
SECTION 4.03. Initial Credit Event for each Additional Borrower    69
ARTICLE V Affirmative Covenants    70
SECTION 5.01. Financial Statements and Other Information    70
SECTION 5.02. Notices of Material Events    71
SECTION 5.03. Existence; Conduct of Business    72
SECTION 5.04. Payment of Obligations    72
SECTION 5.05. Maintenance of Properties; Insurance    72
SECTION 5.06. Books and Records; Inspection Rights    73
SECTION 5.07. Compliance with Laws and Material Contractual Obligations    73
SECTION 5.08. Use of Proceeds    73
SECTION 5.09. Accuracy of Information    74
SECTION 5.10. Material Domestic Subsidiaries    74
SECTION 5.11. Additional Collateral; Further Assurances    75
ARTICLE VI Negative Covenants    75
SECTION 6.01. Indebtedness    75
SECTION 6.02. Liens    77
SECTION 6.03. Fundamental Changes and Asset Sales    78
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions    80
SECTION 6.05. Swap Agreements    82
SECTION 6.06. Restricted Payments    82
SECTION 6.07. Transactions with Affiliates    83
SECTION 6.08. Restrictive Agreements    83
SECTION 6.09. Financial Covenants    83
SECTION 6.10. Capital Expenditures    84
ARTICLE VII Events of Default    84
ARTICLE VIII The Administrative Agent    87
ARTICLE IX Miscellaneous    90
SECTION 9.01. Notices    90
SECTION 9.02. Waivers; Amendments    91

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SECTION 9.03. Expenses; Indemnity; Damage Waiver    93
SECTION 9.04. Successors and Assigns    94
SECTION 9.05. Survival    98
SECTION 9.06. Counterparts; Integration; Effectiveness    99
SECTION 9.07. Severability    99
SECTION 9.08. Right of Setoff    99
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    99
SECTION 9.10. WAIVER OF JURY TRIAL    100
SECTION 9.11. Headings    101
SECTION 9.12. Confidentiality    101
SECTION 9.13. Material Non-Public Information    101
SECTION 9.14. Authorization to Distribute Certain Materials to Public-Siders    102
SECTION 9.15. Interest Rate Limitation    102
SECTION 9.16. USA PATRIOT Act    102
SECTION 9.17. Appointment for Perfection    102
SECTION 9.18. Collateral Fallaway    103
SECTION 9.19. Existing Credit Agreement Amended and Restated    103
ARTICLE X Domestic Borrower Guaranty    104

SCHEDULES:

Schedule 1.01	Existing Letters of Credit
Schedule 2.01	Commitments
Schedule 2.01B Schedule 2.23	Letter of Credit Commitments Designated Borrowers
Schedule 3.06	Disclosed Matters
Schedule 3.15	Subsidiaries and Material Domestic Subsidiaries
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.08	Existing Restrictive Agreements

EXHIBITS:

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Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Forms of U.S. Tax Certificates
Exhibit D	Form of Increasing Lender Supplement – Existing Lender
Exhibit E	Form of Augmenting Lender Supplement – New Lender
Exhibit F	Form of Borrowing Request
Exhibit G	Form of Designated Borrower Request and Assumption Agreement
Exhibit H	Form of Designated Borrower Notice

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of October 22, 2015, among ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain Subsidiaries of the Company from time to time party hereto pursuant to Section 2.23 (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), the LENDERS from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Company, Altra Power Transmission, Inc., a Delaware corporation (f/k/a Altra Industrial Motion, Inc., a Delaware corporation) (“APT”), and Altra Industrial Motion Netherlands B.V., a Dutch private limited liability company (“Dutch Borrower”), as borrowers, the Administrative Agent, and the Lenders as of the date hereof are each party to that certain Amended and Restated Credit Agreement dated as of December 6, 2013, which was amended by a First Amendment to Credit Agreement dated as of August 13, 2015 (as amended, modified and supplemented, the “Existing Credit Agreement”); and
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to amend and restate the Existing Credit Agreement, and the Lenders and the Administrative Agent are willing to so amend and restate the Existing Credit Agreement, on the terms and conditions herein set forth;
NOW, THEREFORE, the parties hereto agree as follows:
Article I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2015 Patent Security Agreement” means the Patent Security Agreement dated as of the date hereof, among certain of the Domestic Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“2015 Trademark Security Agreement” means the Trademark Security Agreement dated as of the date hereof, among certain of the Domestic Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any

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business unit, division, product line or line of business of any Person, (b) the acquisition of in excess of fifty percent (50%) of the Equity Interests of any Person, or (c) the acquisition of another Person by a merger, amalgamation or consolidation or any other combination with such Person.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its subsidiaries and Affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitment” means the aggregate amount of the Revolving Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is $350,000,000.
“Agreed Currencies” means (a) U.S. Dollars, (b) Euro, (c) Pounds Sterling, and (d) any other lawful currency that is readily available and freely transferable and convertible into U.S. Dollars, available in the London interbank deposit market and acceptable to the Administrative Agent, the Issuing Banks and all of the Revolving Lenders. If any currency (other than U.S. Dollars) is or becomes an Agreed Currency and subsequently fails to meet the foregoing requirements, whether due to currency control or other exchange regulations imposed in the country in which such currency is issued or otherwise (a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Revolving Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as the Disqualifying Event no longer exists.
“Agreement” has the meaning assigned to such term in the preamble.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one (1) month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided, that for purposes of this definition, the Adjusted LIBO Rate for any Business Day shall be based on the LIBO Rate at approximately 11:00 a.m., London time, on such Business Day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be

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effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Applicable Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption including, without limitation, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977.
“Applicable Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to anti-money laundering and terrorist financing, including the US Bank Secrecy Act, the Patriot Act and the US Money Laundering Control Act.
“Applicable Foreign Borrower Documents” has the meaning assigned to such term in Section 3.19(a).
“Applicable Percentage” means, with respect to any Lender, the percentage equal to a fraction, the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment; provided, that if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments; provided further, that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded from both the numerator and the denominator in the foregoing calculation.
“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Rate for Eurodollar Loans”, “Applicable Rate for ABR Loans” or “Applicable Rate for Commitment Fee”, as the case may be, based on the better (i.e., corresponding to a Pricing Level that is more favorable to the Borrowers) of (a) the Consolidated Total Net Leverage Ratio applicable on such date and (b) the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

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Pricing Level	Rating	Consolidated Total Net Leverage Ratio	Applicable Rate for Eurodollar Loans	Applicable Rate for ABR Loans	Applicable Rate for Commitment Fee
I	≥ BB+/Ba1	≤ 1.50:1.00	1.25%	0.25%	0.225%
II	= BB/Ba2	> 1.50:1.00 and ≤ 2.50:1.00	1.50%	0.50%	0.250%
III	= BB-/Ba3	> 2.50:1.00 and ≤ 3.50:1.00	1.75%	0.75%	0.275%
IV	< BB-/Ba3	> 3.50:1.00	2.00%	1.00%	0.300%

For purposes of the foregoing:
(x) (i) the Consolidated Total Net Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company and the Subsidiaries based on the most recent Financial Statements and corresponding Compliance Certificate; and (ii) each change in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Financial Statements and Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; provided, that, unless the Borrowers are entitled to a more favorable Pricing Level based on ratings, Pricing Level IV set forth above shall apply if the Company fails to deliver or make available, as the case may be, the Financial Statements or corresponding Compliance Certificate when required to be delivered or made available by it pursuant to Sections 5.01(a), (b) or (c), during the period from the expiration of the time the Company is required to deliver or make available such Financial Statements and Compliance Certificate until such Financial Statements and Compliance Certificate are delivered or made available, as the case may be;
(y) (i) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Pricing Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Pricing Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Pricing Level next above that of the lower of the two ratings; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Agent and the Lenders pursuant to Section 5.01 or otherwise; (iii) each change in the Applicable Rate resulting from a change in ratings shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; (iv) if the rating system of Moody’s or S&P shall change, or if either such

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rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation; and (v) if only one of Moody’s or S&P is then providing a rating for the Index Debt, then for purpose of the above pricing index, the rating shall be determined by reference to whichever of Moody’s or S&P is then providing the rating on the Index Debt; and
(z) Pricing Level II set forth above shall apply during the period commencing on and including the Effective Date and ending on the date immediately preceding the delivery of Financial Statements covering the fiscal quarter of the Company and the Subsidiaries ending September 30, 2015, and the corresponding Compliance Certificate (or, if sooner, the date upon which the Borrowers are entitled to a more favorable Pricing Level based on ratings).
“Applicant Borrower” has the meaning assigned to such term in Section 2.23(b).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and KeyBanc Capital Markets, Inc., in their capacity as Joint Lead Arrangers and Joint Bookrunners.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Augmenting Lender” has the meaning assigned to such term in Section 2.21(a).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
“Banking Services” means any of the following bank services provided to the Company or any Subsidiary by any Banking Services Provider: (a) credit cards for commercial customers (including “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into in connection with Banking Services.

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“Banking Services Provider” means any Person that (i) is a Lender or an Affiliate of a Lender at the time it enters into the applicable Banking Services Agreement, in its capacity as a party thereto, or (ii) with respect to any Banking Services Agreement existing as of the Effective Date, is a Lender or an Affiliate of a Lender as of the Effective Date, in its capacity as a party thereto, in each case together with such Person’s successors and permitted assigns.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, such Person has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” and “Borrowers” each has the meaning assigned to such term in the preamble.
“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, or (c) Term Loans of the same Type and currency (if applicable), made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Company, for itself or on behalf of a Designated Borrower, for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit F.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the applicable Agreed Currency in the London interbank market or (other than in respect of Borrowings denominated in U.S. Dollars or Euro) the principal financial center of such Agreed Currency, and (b) when used in connection with a Eurodollar Loan denominated in Euro, the term “Business Day” shall also

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exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.
“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) during such period by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person; provided, that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution, restoration, repair or improvement of assets to the extent financed with (i) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored, repaired or improved or (ii) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, or (c) expenditures that constitute Permitted Acquisitions.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalent Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b) investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

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(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated in the highest rating category obtainable from S&P or Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated, approved, or appointed by the board of directors of the Company nor (ii) nominated, approved or appointed by directors so nominated, approved, or appointed; or (c) the acquisition of Control of the Company by any Person or group.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law or treaty), (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and any and all other personal property of any Domestic Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Administrative Agent, on behalf of the Secured Parties, to secure the Secured Obligations.
“Collateral Documents” means, collectively, the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the 2015 Patent Security Agreement, the 2015 Trademark Security Agreement, the Ratification Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to

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create or perfect Liens to secure the Secured Obligations, whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Administrative Agent.
“Collateral Fallaway” has the meaning assigned to such term in Section 9.18.
“Collateral Reinstatement” has the meaning assigned to such term in Section 9.18.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning assigned to such term in the preamble.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B.
“Computation Date” has the meaning assigned to such term in Section 2.04.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” or “consolidated” means, with reference to financial statements or financial statement items of any Person, such statements or items of such Person and its subsidiaries on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) Consolidated Interest Expense, (ii) the provision for federal, state, local and foreign income taxes, (iii) depreciation expense, (iv) amortization expense, (v) reasonable out-of-pocket transaction expenses incurred during such period in connection with any Permitted Acquisitions consummated during such period, in an aggregate amount for all such Permitted Acquisitions not to exceed $5,000,000 for such period, (vi) non-cash compensation expense arising from the grant of or the issuance of Equity Interests, (vii) other non-cash losses or expenses (provided, that if any cash expenditures are subsequently made in respect of such non-cash losses or expenses that were added back pursuant to this clause (a)(vii), such cash expenditures shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made), and (viii) expenses of consolidation not to exceed $5,000,000 in any Reference Period or $10,000,000 in the aggregate over the term of this Agreement; minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense), (ii) non-cash income or gains, and (iii) extraordinary, unusual or non-recurring income or gains; in each case, as determined on a consolidated basis for the Company and the Subsidiaries.

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“Consolidated Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the Reference Period ended on such date to (b) Consolidated Interest Expense paid during or payable in cash for the Reference Period ended on such date, excluding (for avoidance of duplication) any portion of Consolidated Interest Expense paid during such Reference Period that was already included in a prior Reference Period as being payable for such prior Reference Period, or visa-versa.
“Consolidated Interest Expense” means, for any period, for the Company and the Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period, all interest expense (including interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) with respect to all outstanding Indebtedness of the Company and the Subsidiaries allocable to such period in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit); provided, however, that the calculation of Consolidated Interest Expense shall not include (a) interest payable from the Company or any Subsidiary to any other Subsidiary or the Company or (b) one-time charges for any Term Loan or other financings and such charges incurred in connection with the original execution, delivery and performance of the Existing Credit Agreement, this Agreement or any amendment thereof or any other agreement pursuant to which a Term Loan may be made, such as arrangement fees, extension fees, upfront fees and payoff fees, including any premiums for prepaying obligations.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and the Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.
“Consolidated Senior Funded Debt” means, as of any date of determination, the outstanding principal amount as of such date of all Indebtedness of the Company and the Subsidiaries on a consolidated basis that is (a) secured by a Lien on any property or asset of the Company or any Subsidiary and (b) does not constitute Subordinated Indebtedness (to the extent such Subordinated Indebtedness is evidenced by a written instrument in form and substance, including subordination provisions, approved in writing by the Administrative Agent).
“Consolidated Senior Net Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Senior Funded Debt as of such date minus 50% of the aggregate amount of the consolidated cash and consolidated Cash Equivalent Investments of the Company and the Subsidiaries as of such date in excess of $25,000,000 (up to a maximum reduction of $50,000,000 on account of such excess cash and Cash Equivalent Investments) to (b) Consolidated EBITDA for the Reference Period ended on such date.
“Consolidated Tangible Assets” means, as of any date of determination, the book value as of such date of all assets of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, minus the book value as of such date of all goodwill and other intangible assets of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

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“Consolidated Total Funded Debt” means, as of any date of determination, the outstanding principal amount as of such date of all Indebtedness of the Company and the Subsidiaries on a consolidated basis.
“Consolidated Total Net Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Funded Debt as of such date minus 50% of the aggregate amount of the consolidated cash and consolidated Cash Equivalent Investments of the Company and the Subsidiaries as of such date in excess of $25,000,000 (up to a maximum reduction of $50,000,000 on account of such excess cash and Cash Equivalent Investments) to (b) Consolidated EBITDA for the Reference Period ended on such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Exposure” means, with respect to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of such Lender’s Term Loans, if any, outstanding at such time.
“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.20, any Lender that (a) has failed, within two (2) Business Days after the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Administrative Agent, Issuing Bank, Swingline Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or the Administrative Agent, Issuing Bank or Swingline Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to such funding obligation cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, Issuing Bank or Swingline Lender or a Borrower, acting in good faith, to provide a certification in

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writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or such Borrower’s, as the case may be, receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event.
“Designated Borrower” has the meaning assigned to such term in the preamble.
“Designated Borrower Notice” has the meaning assigned to such term in Section 2.23(b).
“Designated Borrower Request and Assumption Agreement” has the meaning assigned to such term in Section 2.23(b).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Dollar Amount” of any currency at any date means (a) if such currency is U.S. Dollars, the amount of such currency, or (b) if such currency is a Foreign Currency, the equivalent in such currency of U.S. Dollars, calculated on the basis of the Exchange Rate for such currency on or as of the most recent Computation Date provided for in Section 2.04.
“Domestic Borrower” means the Company or any Designated Borrower that is a Domestic Subsidiary.
“Domestic Loan Parties” means, collectively, the Domestic Borrowers and the Subsidiary Guarantors.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any State of the United States of America or the District of Columbia.
“Dutch Borrower” means Altra Industrial Motion Netherlands, B.V., a Dutch private limited liability company and a wholly-owned Subsidiary.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of

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any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“Equivalent Amount” of any currency with respect to any amount of U.S. Dollars at any date means the equivalent in such currency of such amount of U.S. Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under subsection (b), (c), (m) or (o) of Section 414 of the Code or Section 4001(a)(14) of ERISA.
“ERISA Event” means (a) the occurrence of any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Sections 412 and 431 of the Code or Sections 302 and 304 of ERISA), whether or not waived, or the determination that any Multiemployer Plan is in either “endangered status” or “critical status” (as defined in Section 432 of the Code or Section 305 of ERISA), or the failure of any Plan that is not a Multiemployer Plan to satisfy the minimum funding standards of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, or the determination that any Plan that is not a Multiemployer Plan is in “at-risk” status (as defined in Section 430(i) of the Code or Section 303(i) of ERISA) or the imposition of any lien on the Company or any of its ERISA Affiliates pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of material liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the

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engagement by the Company or any of its ERISA Affiliates in a non-exempt “prohibited transaction” (as defined under Section 406 of ERISA or Section 4975 of the Code) or a breach of a fiduciary duty under ERISA that could result in material liability to the Company or any Subsidiary; (i) the failure of any Plan (and any related trust) that is intended to be qualified under Sections 401 and 501 of the Code to be so qualified; (j) any incurrence by or any expectation of the incurrence by the Company or any of its ERISA Affiliates of any material liability for post-retirement benefits under any employee benefit plan described in Section 3(1) of ERISA, other than as required by Section 601 et seq. of ERISA or Section 4980B of the Code or similar state law; or (k) the occurrence of an event with respect to any employee benefit plan described in Section 3(3) of ERISA that results in the imposition of a material excise tax or any other material liability on the Company or any of its ERISA Affiliates or of the imposition of a Lien on the assets of the Company or any of its ERISA Affiliates.
“Euro” or “€” means the single currency of the participating member states of the European Union.
“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.
“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical average of the spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of U.S. Dollars with such Foreign Currency, for delivery two (2) Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Swap Obligations” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity

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Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor) as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor, or the grant of such security interest, becomes effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Subsidiary Guarantor, or the grant of such security interest, becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals.
“Existing Letters of Credit” means, collectively, the letters of credit set forth on Schedule 1.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

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“Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as the FRBNY shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” means, with respect to any Loan Party, such Loan Party’s chief financial officer, principal accounting officer, treasurer or corporate controller, or any other authorized officer of such Loan Party who is reasonably acceptable to the Administrative Agent and familiar with the historical and current financial condition of the Company and the Subsidiaries.
“Financial Statements” means the financial statements to be furnished pursuant to Sections 5.01(a) and (b).
“Foreign Borrower” means any Designated Borrower that is a Foreign Subsidiary.
“Foreign Currencies” means Agreed Currencies other than U.S. Dollars.
“Foreign Lender” means (a) with respect to any Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to any Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRBNY” means the Federal Reserve Bank of New York.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment

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thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
“Guarantee Agreement” means the Second Amended and Restated Guarantee Agreement dated as of the date hereof by the Subsidiary Guarantors in favor of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Immaterial Subsidiary” means a Subsidiary which, together with its subsidiaries, comprises two percent (2%) or less of the Company’s consolidated assets, consolidated total sales and Consolidated Net Income as of the end of or for the most recently ended Reference Period, excluding, however, any such Subsidiary that is a Borrower.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”
“Increasing Lender” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Loan” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.21(e).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of another Person

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secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of another Person, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of calculating Indebtedness, (i) if more than one of the Company and/or its Subsidiary or Subsidiaries is an obligor under such Indebtedness, any calculation including Indebtedness shall only include such joint obligation once in the calculation of Indebtedness, and (ii) for purposes of calculating compliance with Section 6.09, including any component included in such calculation, there shall not be included (A) Indebtedness owed by the Company or any Subsidiary to any other Subsidiary or the Company, as the case may be, or (B) Indebtedness of the Company or any Subsidiary under Swap Agreements, to the extent such Indebtedness is permitted by Section 6.01(g).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than a Subsidiary that is a Designated Borrower or a Subsidiary Guarantor) or subject to any other credit enhancement.
“Information Memorandum” means the Confidential Information Memorandum dated September, 2015, relating to the Borrowers and the Transactions.
“Interest Election Request” means a request by the Company, for itself or on behalf of a Designated Borrower, to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period and the Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter (or such other period acceptable to the Administrative Agent and each Lender affected thereby), as the

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Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” has the meaning assigned to such term in Section 6.04.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, KeyBank National Association, and any other Revolving Lender approved by the Administrative Agent and the Company that has agreed in its sole discretion to act as an “Issuing Bank” hereunder, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a draw made under a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

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“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.21 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit.
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Agreed Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the relevant currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable Agreed Currency, then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, this Agreement, the Guarantee Agreement, each promissory note delivered pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents and any other agreements, instruments, documents and certificates executed by or on behalf of any Loan Party and delivered to or in favor of the Credit Parties concurrently herewith or hereafter in connection with the Transactions hereunder. Any reference

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in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans (which shall include any Term Loan(s)) made, now or in the future, by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (a) in the case of a Loan, Borrowing or LC Disbursement denominated in U.S. Dollars, New York City time, and (b) in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency, local time for such currency as specified from time to time by the Administrative Agent.
“Material Acquisition” has the meaning assigned to it in the definition of “Permitted Acquisition”.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the Collateral, taken as a whole, or the Administrative Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral, taken as a whole, or the priority of such Liens, or (d) the rights of or benefits available to the Credit Parties under the Loan Documents, taken as a whole.
“Material Domestic Subsidiary” means a Domestic Subsidiary which, by itself or together with its Domestic Subsidiaries, comprises five percent (5%) or more of the Company’s consolidated assets, consolidated total sales or Consolidated Net Income as of the end of or for the most recently ended Reference Period.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $30,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means October 22, 2020.
“Moody’s” means Moody’s Investors Service, Inc.
“Multicurrency Sublimit” means $175,000,000.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02 (excluding clause (b)(i) of Section 9.02) and (b) has been approved by the Required Lenders.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower of any proceeding under any debtor relief laws naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in such Foreign Currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for such Foreign Currency as determined above and in an amount comparable to the unpaid principal amount of the related Borrowing or LC Disbursement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such Foreign Currency.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).

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“Patent Security Agreement” means the Patent Security Agreement dated as of November 20, 2012, among certain of the Domestic Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as reaffirmed and ratified by the Ratification Agreement and as amended, restated, supplemented or otherwise modified from time to time.
“Patriot Act” has the meaning assigned to such term in Section 9.16.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any Acquisition by the Company or any Subsidiary that satisfies all of the following conditions:
(a) both before and immediately after giving effect to such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith, no Default or Event of Default shall have occurred and be continuing;
(b) both before and immediately after giving effect to such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith, the Company shall be in compliance on a Pro Forma Basis with each financial covenant set forth in Section 6.09;
(c) if the aggregate consideration paid in connection with such Acquisition (including all cash consideration paid and Indebtedness incurred or assumed in connection therewith, and the maximum amount payable under any earn-out obligations in connection therewith as reasonably calculated on the date of such Acquisition) equals or exceeds $50,000,000 (each such Acquisition, a “Material Acquisition”), the Company shall have delivered to the Administrative Agent a certificate demonstrating pro forma financial covenant compliance as required pursuant to clause (b) above, together with copies of corresponding pro forma financial statements, in each case in form and substance satisfactory to the Administrative Agent (copies of which certificate and financial statements the Administrative Agent shall promptly provide to the Lenders); and
(d) in the case of an Acquisition involving the merger, amalgamation or consolidation of any Loan Party, the surviving entity shall be or simultaneously become a Loan Party.
“Permitted Encumbrances” means:
(a) Liens imposed by law (other than Liens imposed under ERISA) for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

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(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (other than any Lien imposed under ERISA);
(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, with respect to any Acquisition, that the Company is in pro forma compliance with the applicable financial covenants set forth in Section 6.09, recomputed (a) as if such Acquisition (including the incurrence or assumption of any Indebtedness in connection therewith) had occurred on the first day of the most recent Reference Period preceding the date of such Acquisition for which the Company has delivered Financial Statements, (b) with Consolidated Senior Funded Debt, Consolidated Total Funded Debt, consolidated cash and consolidated Cash Equivalent Investments measured as of the date of such Acquisition and immediately after giving effect to such Acquisition and any Indebtedness

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incurred or assumed in connection therewith, and (c) with Consolidated EBITDA and Consolidated Interest Expense measured for the Reference Period then most recently ended for which the Company has delivered Financial Statements. For purpose of determining in this Agreement if there is pro forma financial covenant compliance, the applicable financial covenant shall include any increase in the permitted ratio level of such covenant provided for in the case of a Material Acquisition, as set forth in Section 6.09.
“Public-Sider” means a Lender whose representatives may trade in securities of the Company or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Company or any Borrower under the terms of this Agreement.
“Quotation Day” means, with respect to any Eurodollar Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, and (ii) if the currency is U.S. Dollars, Euro or any other Agreed Currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such Agreed Currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Ratification Agreement” means the Omnibus Reaffirmation and Ratification, and Amendment of Collateral Documents dated as of the date hereof, by the Domestic Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Reference Period” means, as of the last day of any fiscal quarter, the period of four (4) consecutive fiscal quarters of the Company and the Subsidiaries ending on such date.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, subject to Section 2.20(b), Lenders having Credit Exposures and unused Revolving Commitments representing more than fifty percent (50%) of the sum of the total Credit Exposures and unused Revolving Commitments at such time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition,

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cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary. For the avoidance of doubt, the term Restricted Payment shall not include the issuance by the Company or any Subsidiary of any Equity Interest.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.21. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means the revolving loans made by the Revolving Lenders to the Borrowers pursuant to Section 2.01.
“S&P” means Standard & Poor’s.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the European Union, any European Union member state to whose laws a Loan Party is subject, or any other Governmental Authority that has jurisdiction over any party hereto (to the extent that compliance with the Sanctions of any such other Governmental Authority would not result in the violation of any other Sanctions by any party hereto), (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person Controlled by or more than 50% owned (directly or indirectly) by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the European Union, any European Union member state to whose laws a Loan Party is subject, Her Majesty’s Treasury of the United Kingdom, or any other Governmental Authority that has jurisdiction over any party

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hereto (to the extent that compliance with such sanctions or embargoes of any such other Governmental Authority would not result in the violation of any other Sanctions by any party hereto).
“SEC” means the Securities and Exchange Commission of the United State of America.
“Secured Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under any and all Banking Services Agreements with a Banking Services Provider.
“Secured Obligations” means, collectively, all Obligations, Secured Swap Obligations and Secured Banking Services Obligations.
“Secured Parties” means, collectively, the holders of the Secured Obligations from time to time and shall include (a) each Lender and the Issuing Bank in respect of their Loans, LC Exposure and Swingline Exposure, (b) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Loan Parties of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) each Swap Provider and Banking Services Provider in respect of Secured Swap Obligations and Secured Banking Services Obligations, (d) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Loan Parties to such Person hereunder and under the other Loan Documents, and (e) the respective successors and (in the case of a Lender, permitted) transferees and assigns of the foregoing Persons.
“Secured Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Swap Provider, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction; provided, however, that for any applicable Subsidiary Guarantor, the Secured Swap Obligations shall not include Swap Obligations that constitute Excluded Swap Obligations with respect to such Subsidiary Guarantor.
“Security Agreement” means the Pledge and Security Agreement dated as of November 20, 2012, among the Domestic Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as reaffirmed and ratified by the Ratification Agreement and as amended, restated, supplemented or otherwise modified from time to time.
“Solvent” means that the Company and the Subsidiaries on a consolidated basis are “solvent” within the meaning given such term and similar terms under applicable laws relating to fraudulent transfers and conveyances, including that (a) the fair value of the assets of the Company and the Subsidiaries on a consolidated basis, at a fair valuation, exceeds their aggregate debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the assets of the Company and the Subsidiaries on a consolidated basis will be greater

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than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged.
“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Loans denominated in U.S. Dollars, include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary that is expressly subordinated in right of payment and performance to the Obligations.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Subsidiary Guarantors” means, collectively, the Material Domestic Subsidiaries that are party to the Guarantee Agreement and any other Subsidiaries that are party to the Guarantee Agreement.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or

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more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Provider” means any Person that (i) is a Lender or an Affiliate of a Lender at the time it enters into the applicable Swap Agreement, in its capacity as a party thereto, or (ii) with respect to any Swap Agreement existing as of the Effective Date, is a Lender or an Affiliate of a Lender as of the Effective Date, in its capacity as a party thereto, in each case together with such Person’s successors and permitted assigns.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loans” means, if applicable, the Incremental Term Loans and any other term loans provided for, now or in the future, and outstanding hereunder, as this Agreement may be amended, modified, supplemented, or amended and restated from time to time.
“Trademark Security Agreement” means the Trademark Security Agreement dated as of November 20, 2012, among certain of the Domestic Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as reaffirmed and ratified by the Ratification Agreement and as amended, restated, supplemented or otherwise modified from time to time.

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“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“U.S.” or “United States” means the United States of America.
“U.S. Dollars” or “$” means the lawful currency of the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, “Term Loan” or “Swingline Loan”) or by Type (e.g., a “Eurodollar Loan” or “ABR Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring

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to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), except that for purposes of determining the accuracy of any representation or warranty, such reference shall only be to such agreement, instrument or other document as in effect on the date such representation or warranty was made, (b) any definition of or reference to any law shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), except that for purposes of determining the accuracy of any representation or warranty, such reference or definition shall only be to such law as in effect on the date the representation and warranty was made, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, and (b) any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease Obligation under GAAP as in effect on the Effective Date shall not be treated as a Capital Lease Obligation solely as a result of the adoption of changes in GAAP.
SECTION 1.05.    Status of Obligations. In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrowers shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such

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Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Administrative Agent and the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in, subject to Sections 2.04 and 2.11(c), (i) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the Dollar Amount of the total Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment, or (iii) the Dollar Amount of the total Revolving Credit Exposures of all Lenders denominated in Foreign Currencies exceeding the Multicurrency Sublimit. On the Effective Date, (x) the “Term Loans” (as defined in the Existing Credit Agreement) outstanding on such date shall automatically, and without any action on the part of any Person, be converted into and continue as Revolving Loans hereunder and (y) the “Revolving Loans” (as defined in the Existing Credit Agreement) outstanding on such date shall automatically, and without any action on the part of any Person, continue as Revolving Loans hereunder, and, in each case, from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.    Loans and Borrowings. %3. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(a)    Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith; provided, that each ABR Loan shall only be made in U.S. Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of

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such option shall not affect the obligation of the applicable Borrowers to repay such Loan in accordance with the terms of this Agreement.
(b)    At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is (i) an integral multiple of (A) in the case of a Borrowing denominated in U.S. Dollars, $500,000, and (B) in the case of a Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that has an Equivalent Amount at least equal to $500,000, and (ii) not less than (A) in the case of a Borrowing denominated in U.S. Dollars, $1,000,000, and (B) in the case of a Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that has an Equivalent Amount at least equal to $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided, that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided, that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.
(c)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telecopy (or electronic transmission if arrangements for doing so have been approved by the Administrative Agent) of a written Borrowing Request signed by the Company (or, in the case of a Revolving Borrowing denominated in U.S. Dollars, by telephone, confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Company) (a) in the case of a Eurodollar Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of a Eurodollar Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., Local Time, four (4) Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)the Borrower requesting such Borrowing;
(ii)    the Class and Type of such Borrowing;
(iii)    the aggregate amount of such Borrowing;
(iv)    the date of such Borrowing, which shall be a Business Day;

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(v)    in the case of a Eurodollar Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no denomination is specified with respect to any requested Eurodollar Revolving Borrowing, then the requested Borrowing shall be denominated in U.S. Dollars. If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Revolving Borrowing denominated in U.S. Dollars, the requested Revolving Borrowing shall be an ABR Borrowing, and in the case of a Revolving Borrowing denominated in a Foreign Currency, the requested Revolving Borrowing shall be a Eurodollar Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:
(a)    each Eurodollar Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion or continuation of any Borrowing as a Eurodollar Borrowing;
(b)    the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit; and
(c)    all outstanding Revolving Loans and the LC Exposure on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.
Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Borrowing, Letter of Credit or LC Exposure for which a Dollar Amount is determined on or as of such day.
SECTION 2.05.    Swingline Loans. %3. Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion (and without any obligation to do so) make Swingline Loans in U.S. Dollars to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) the Dollar Amount of the total Revolving Credit Exposures of all Lenders exceeding the

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Aggregate Revolving Commitment; provided, that the Borrowers will not request a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.
(a)    To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), or by electronic transmission if arrangements for doing so have been approved by the Administrative Agent and the Swingline Lender, not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(b)    The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the

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Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.
SECTION 2.06.    Letters of Credit. %3. General. Subject to the terms and conditions set forth herein, the Borrowers may request the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof for the support of its or the Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(a)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, subject to Sections 2.04 and 2.11(c), (i) the Dollar Amount of the total LC Exposure shall not exceed $50,000,000, (ii) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of

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the Borrowers at such time shall not exceed its Letter of Credit Commitment, (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment, (iv) the Dollar Amount of the total Revolving Credit Exposures of all Lenders shall not exceed the Aggregate Revolving Commitment, and (v) the Dollar Amount of the total Revolving Credit Exposures of all Lenders denominated in Foreign Currencies shall not exceed the Multicurrency Sublimit. The Company may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Company shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (v) above shall not be satisfied.
(b)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Company and the Issuing Bank pursuant to which the expiration date of such Letter of Credit shall be automatically extended for a period of up to twelve (12) months (but not to a date later than the date set forth in clause (ii) above).
(c)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in original currency, not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day

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that the Company receives such notice; provided, that if such LC Disbursement is not less than the Equivalent Amount of $100,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Revolving Borrowing denominated in the original currency of such LC Disbursement (or with either a Revolving Borrowing denominated in U.S. Dollars or a Swingline Loan, if such LC Disbursement is denominated in U.S. Dollars) in the amount of such LC Disbursement. To the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement. If the Borrowers’ reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject a Credit Party to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in U.S. Dollars, the Borrowers shall, at their option, either (x) pay the amount of any such tax requested by such Credit Party or (y) reimburse each LC Disbursement made in such Foreign Currency in U.S. Dollars, in an amount equal to the Dollar Amount, calculated using the applicable exchange rates, on the date such LC Disbursement is made, of such LC Disbursement.
(e)    Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Credit Parties nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or

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transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telecopy, or by telephone confirmed by telecopy, of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(g)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement or the date that such LC Disbursement is financed by a Revolving Borrowing or a Swingline Loan, as the case may be, at the rate per annum then applicable to ABR Revolving Loans (or, if such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Foreign Currency plus the then effective Applicable Rate with respect to Eurodollar Revolving Loans), and such interest shall be due and payable on the date when such reimbursement is payable; provided, that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by

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any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(h)    Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the applicable Issuing Bank under this Agreement with respect to its Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount in cash, in original currency, equal to one hundred three percent (103%) of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrowers hereby grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all Events of Default have been cured or waived.

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(j)    Existing Letters of Credit. On the Effective Date, the Existing Letters of Credit shall automatically, and without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. In connection therewith, each Revolving Lender shall automatically, and without any action on the part of any Person, be deemed to have acquired from the Issuing Bank a participation in each such Existing Letter of Credit in accordance with Section 2.06(d).
SECTION 2.07.    Funding of Borrowings. %3. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in U.S. Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, and (ii) in the case of Loans denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such Foreign Currency and at such Eurocurrency Payment Office; provided, that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to (x) in the case of Loans denominated in U.S. Dollars, an account of such Borrower maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request or otherwise, and (y) in the case of Loans denominated in a Foreign Currency, an account of such Borrower in the relevant jurisdiction and designated by the Company in the applicable Borrowing Request or otherwise; provided, that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08.    Interest Elections. %3. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar

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Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may, subject to Section 2.08(b), elect to convert any such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(a)    To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telecopy (or electronic transmission, if arrangements for doing so have been approved by the Administrative Agent) of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company (or, in the case of a Borrowing denominated in U.S. Dollars, by telephone confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company) by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any other provision of this Section, the Company shall not be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available to the applicable Borrower for such Borrowing when it was made (e.g., convert any Eurodollar Borrowing denominated in a Foreign Currency to an ABR Borrowing).
(b)    Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

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If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one (1) month’s duration.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in U.S. Dollars, such Borrowing shall be converted to an ABR Borrowing, and (ii) in the case of a Borrowing denominated in a Foreign Currency, such Borrowing shall automatically continue as a Eurodollar Borrowing in the same Agreed Currency with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (x) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (y) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing (and any such Eurodollar Borrowing denominated in a Foreign Currency shall be redenominated in Dollars at the time of such conversion) at the end of the Interest Period applicable thereto.
SECTION 2.09.    Termination and Reduction of Commitments. %3. Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.
(a)    The Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments; provided, that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the total Revolving Credit Exposures of all Lenders would exceed the Aggregate Revolving Commitment.
(b)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

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SECTION 2.10.    Repayment of Loans; Evidence of Debt. %3. Revolving Loans and Swingline Loans. The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made on the Maturity Date in the currency of such Revolving Loan and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the fifteenth (15th) or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made to such Borrower by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement.
(d)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11.    Prepayment of Loans. %3. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided, that each partial prepayment shall be in an aggregate amount that is (i) an integral multiple of (A) in the case of an ABR Borrowing (other than a Swingline Borrowing), $100,000, (B) in the case of a Eurodollar Borrowing denominated in U.S. Dollars, $100,000, and (C) in the case of a Eurodollar Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that has an Equivalent Amount at least equal to $100,000, and (ii) not less than (A) in the case of

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a Swingline Borrowing, $100,000, (B) in the case of an ABR Borrowing (other than a Swingline Borrowing), $500,000, (C) in the case of a Eurodollar Borrowing denominated in U.S. Dollars, $500,000, and (D) in the case of a Eurodollar Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that has an Equivalent Amount at least equal to $500,000.
(a)    The Company, on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Company shall notify the Swingline Lender) by telecopy of a written notice signed by the Company (or, in the case of a prepayment of a Borrowing denominated in U.S. Dollars, by telephone confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written notice signed by the Company) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Eurodollar Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., Local Time, four (4) Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing (other than a Swingline Borrowing), not later than 11:00 a.m., New York City time, on the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such telephonic and written notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and break funding payments to the extent required by Section 2.16.
(b)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, the Dollar Amount of the total Revolving Credit Exposures of all Lenders (calculated, with respect to Revolving Loans and LC Exposure denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Revolving Loans and LC Exposure) exceeds (A) the Aggregate Revolving Commitment or (B) with respect to the portion of the total Revolving Credit Exposures of all Lenders (so calculated) denominated in Foreign Currencies, the Multicurrency Sublimit, or (ii) solely as a result of fluctuations in currency exchange rates, the Dollar Amount of the total Revolving Credit Exposures of all Lenders (so calculated), as of the most recent Computation Date, exceeds one hundred five percent (105%) of (A) the Aggregate Revolving Commitment or (B) with respect to the portion of the total Revolving Credit Exposures of all Lenders (so calculated) denominated in Foreign Currencies, the Multicurrency Sublimit, then the Borrowers shall, in each case, immediately repay Revolving Borrowings or cash collateralize LC Exposure in accordance with the procedures set forth in Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the Dollar Amount of the total Revolving Credit Exposures of all Lenders (so calculated) to be less than or

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equal to (x) the Aggregate Revolving Commitment and (y) with respect to the portion of the total Revolving Credit Exposures of all Lenders (so calculated) denominated in Foreign Currencies, the Multicurrency Sublimit.
SECTION 2.12.    Fees. %3. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate (subject to adjustment as set forth in Section 2.13(f)) on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided, that if such Revolving Lender continues to have any Swingline Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Swingline Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any Swingline Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided, that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All commitment fees shall be payable in U.S. Dollars. For purposes of this Section 2.12(a), the unused amount of the Revolving Commitment of any Lender shall be deemed to be the excess of (i) the Revolving Commitment of such Lender over (ii) the Revolving Credit Exposure of such Lender (exclusive of Swingline Exposure).
(a)    The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided, that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to

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the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days (or three hundred sixty-five (365) days with respect to any portion of the LC Exposure denominated in Pounds Sterling) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All participation fees and fronting fees shall be payable in the original currency of the LC Exposure.
(b)    The Borrowers agree to pay to the Administrative Agent and the Arrangers, for their own respective accounts, fees payable in the amounts, in the currencies and at the times separately agreed upon between the Borrowers, on the one hand, and the Administrative Agent or the Arrangers, on the other.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest. %3. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(d)    All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that (i) interest computed by reference to the Alternate Base Rate at

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times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year) and (ii) interest for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of three hundred sixty-five (365) days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Administrative Agent determines that (i) the Consolidated Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided, that if any such restatement or adjustment would have resulted in a lower pricing for any other period (each, a “Lower Priced Period”), there shall be deducted from such additional interest and fees an amount equal to (but in no event greater than the amount of such additional interest and fees) the excess of interest and fees actually paid for such Lower Priced Period over the amount of interest and fees that should have been paid during such Lower Priced Period.
SECTION 2.14.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Borrowing denominated in U.S. Dollars, such Borrowing shall be made as an ABR Borrowing, and (iii) if any Borrowing Request requests a Eurodollar Borrowing denominated in a Foreign Currency, such Borrowing Request shall be

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ineffective; provided, that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
SECTION 2.15.    Increased Costs. %3. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting any Loan Document or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan (including pursuant to any conversion of any Borrowing denominated in an Agreed Currency to a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including pursuant to any conversion of any Borrowing denominated in an Agreed Currency to a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including pursuant to any conversion of any Borrowing denominated in an Agreed Currency to a Borrowing denominated in any other Agreed Currency), then the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of any Loan Document or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such

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Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided, that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred seventy (270) day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate (or cause the applicable Designated Borrower to compensate) each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, on the date of such event, for deposits in the applicable currency of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall

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pay (or cause the applicable Designated Borrower to pay) such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.    Payments Free of Taxes. %3. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(b)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or

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legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(e)    Status of Lenders. %3. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable,

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establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the Beneficial Owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such

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payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Amendment under FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the phrase “applicable law” includes FATCA.
SECTION 2.18.    Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs. %3. Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements (except to

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the extent otherwise required under Section 2.06(e) with respect to reimbursement deadlines for LC Disbursements), or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at (x) in the case of payments denominated in U.S. Dollars, its offices at 270 Park Avenue, New York, New York, and (y) in the case of payments denominated in a Foreign Currency, its offices at Floor 6, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom (Attention of Manager: Loan Agency) or, if applicable, such other Eurocurrency Payment Office for such Foreign Currency, in each case except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest or Letter of Credit participation fees or fronting fees in respect of any Loan or LC Disbursement or the LC Exposure shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement or the LC Exposure, as applicable. All other payments hereunder and under each other Loan Document shall be made in U.S. Dollars. Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing or LC Disbursement in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such Foreign Currency with the result that such Foreign Currency no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Foreign Currency, then all payments to be made by such Borrower hereunder in such Foreign Currency shall instead be made when due in U.S. Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that such Borrower takes all risks of the imposition of any such currency control or exchange regulations.
(a)    Any proceeds of Collateral received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents shall be applied as specified by the Company or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay that portion of the Obligations constituting fees, indemnities, expense reimbursements and other amounts payable to the Administrative Agent; second, to pay that portion of the Obligations constituting fees, indemnities, expense reimbursements and other amounts (other than principal, interest, commitment fees, Letter of Credit participation fees and Letter of Credit fronting fees) payable to the Lenders and the Issuing Bank; third, to pay that portion of the Obligations constituting accrued and unpaid commitment fees, Letter of Credit participation fees and Letter of Credit fronting fees and interest then due and payable on the Loans and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause third payable to

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them; fourth, to pay that portion of the Secured Obligations constituting unpaid principal on the Loans and unreimbursed LC Disbursements and any Secured Banking Services Obligations and, subject to the last sentence of this Section 2.18(b), Secured Swap Obligations then owing, ratably among the Lenders, the Issuing Bank, the Swap Providers and the Banking Services Providers in proportion to the respective amounts described in this clause fourth held by them; fifth, to the Administrative Agent for the benefit of the Issuing Bank and the Revolving Lenders, to cash collateralize that portion of the LC Exposure comprised of the aggregate undrawn amount of Letters of Credit in accordance with Section 2.06(j); and sixth, to pay any other Secured Obligation then owing, ratably among the Secured Parties in proportion to the respective amounts described in this clause sixth payable to them. Notwithstanding the foregoing, Secured Banking Services Obligations and Secured Swap Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Provider or Swap Provider. Each Banking Services Provider or Swap Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto. No Banking Services Provider or Swap Provider that obtains the benefits of this Section 2.18(b), the Guarantee Agreement or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Banking Services Obligations or Secured Swap Obligations unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Provider or Swap Provider. Secured Swap Obligations that constitute Excluded Swap Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made with respect to amounts received from other Loan Parties or their assets to preserve the allocation to Secured Swap Obligations otherwise set forth in this Section 2.18(b).
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to any Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii)

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hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. %3. If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)    If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including amounts due under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

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SECTION 2.20.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment, if any, of such Defaulting Lender pursuant to Section 2.12(a);
(b)    the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Revolving Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;
(c)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender, and such Lender is a Revolving Lender, then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (B) such reallocation does not cause the Revolving Credit Exposure of any such non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment, and (C) the conditions set forth in Section 4.02 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (A) first, prepay such Swingline Exposure and (B) second, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

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(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender and a Revolving Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loan and each Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be one hundred percent (100%) covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with clause (c) above, and (ii) Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued, amended, renewed or extended Letter of Credit shall be allocated among non-Defaulting Lenders that are Revolving Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender that is a Revolving Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage.
SECTION 2.21.    Expansion Option. %3. The Company may from time to time, but not more than five (5) times during the term of this Agreement, elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each, an “Incremental Term Loan”), in each case in a minimum amount of $10,000,000 and an integral multiple of $5,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of such Revolving Commitment increases and all such Incremental Term Loans does not exceed $150,000,000. The Company may arrange for any such Revolving Commitment increase or Incremental Term Loan to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or extend

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Revolving Commitments, as the case may be; provided, that (i) each Augmenting Lender shall be subject to the approval of the Company and the Administrative Agent and, except in the case of an Incremental Term Loan, the Swingline Lender and each Issuing Bank, which approvals shall not be unreasonably withheld or delayed and (ii) (A) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit D, and (B) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit E hereto. No consent of any Lender (other than the Lenders participating in such Revolving Commitment increase or Incremental Term Loan) shall be required for any such increase or Incremental Term Loan pursuant to this Section 2.21.
(a)    Revolving Commitment increases, new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.21 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or Incremental Term Loan shall become effective under this paragraph unless (i) on the proposed date of the effectiveness of such Revolving Commitment increase or Incremental Term Loan, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied both before and immediately after giving effect to such Revolving Commitment increase or Incremental Term Loan or waived by the Required Lenders, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in pro forma compliance with each financial covenant set forth in Section 6.09, recomputed (1) as if such Revolving Commitment increase or Incremental Term Loan (and the application of proceeds thereof to the repayment of any other Indebtedness) had occurred on the first day of the most recent Reference Period preceding the date thereof for which the Company has delivered Financial Statements, (2) with Consolidated Senior Funded Debt, Consolidated Total Funded Debt, consolidated cash and consolidated Cash Equivalent Investments measured as of the date of and immediately after giving effect to any funding in connection with such Revolving Commitment increase or Incremental Term Loan (and the application of proceeds thereof to the repayment of any other Indebtedness) and (3) with Consolidated EBITDA and Consolidated Interest Expense measured for the Reference Period then most recently ended for which the Company has delivered Financial Statements, and (ii) the Administrative Agent shall have received documents (including legal opinions) consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder (and of Subsidiary Guarantors and Domestic Borrowers to Guarantee such obligations) immediately after giving effect to such Revolving Commitment increase or Incremental Term Loan.
(b)    On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such Revolving Commitment increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to

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equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.
(c)    The Incremental Term Loans (i) shall rank pari passu in right of payment with the Revolving Loans and other Term Loans (if any) hereunder, (ii) shall not mature earlier than the Maturity Date (but may have amortization prior to such date, as agreed by the Company, the Lenders participating in such Incremental Term Loans and the Administrative Agent) and (iii) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided, that (x) the terms and conditions applicable to any Incremental Term Loan maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (y) the Incremental Term Loans may be priced differently than the Revolving Loans and any other Term Loans hereunder.
(d)    Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Company, each Increasing Lender participating in such Incremental Term Loan, if any, each Augmenting Lender participating in such Incremental Term Loan, if any, and the Administrative Agent. Each Incremental Term Loan Amendment may, without the consent of any other Lenders (except to the extent, if any, required pursuant to the provisos in Section 9.02(b)), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.21. Nothing contained in this Section 2.21 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.
SECTION 2.22.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of any Borrower in respect of any sum due to any Credit Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Credit Party of any sum adjudged to be so due in such other currency such Credit Party may in accordance with normal, reasonable banking procedures purchase the specified currency with

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such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Credit Party in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Credit Party against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Credit Party in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Credit Party agrees to remit such excess to such Borrower.
SECTION 2.23.    Designated Borrowers. %3. Effective as of the date hereof, each Subsidiary identified on Schedule 2.23 shall be a Designated Borrower hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.
(a)    The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional direct or indirect wholly-owned Subsidiary organized under the law of any jurisdiction reasonably acceptable to the Administrative Agent and all of the Revolving Lenders (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”). For purposes of the foregoing, a Subsidiary organized under the laws of the United States of America, the United Kingdom, the Netherlands, Canada or Germany will be deemed to be organized in an acceptable jurisdiction. For avoidance of doubt, no Lender shall be obligated to approve or make loans or other extensions of credit to any Applicant Borrower to the extent that it would be unlawful for such Lender to do so. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its reasonable discretion, and promissory notes signed by such new Borrowers to the extent any Lenders so require. Promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to it, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided, that no Borrowing Request may be submitted on behalf of such Designated Borrower until the date that is five (5) Business Days after such effective date.
(b)    The Obligations of the Domestic Borrowers shall be joint and several in nature regardless of which Domestic Borrower actually borrows Loans or requests or obtains Letters of

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Credit hereunder or the amount of such Loans borrowed or Letters of Credit obtained or the manner in which the Administrative Agent or any Lender accounts for such Loans or Letters of Credit on its books and records. The Obligations of the Foreign Borrowers shall be joint and several in nature regardless of which Foreign Borrower actually borrows Loans or requests or obtains Letters of Credit hereunder or the amount of such Loans borrowed or Letters of Credit obtained or the manner in which the Administrative Agent or any Lender accounts for such Loans or Letters of Credit on its books and records; provided, for the avoidance of doubt, that the Foreign Borrowers shall not be liable for the Obligations of the Domestic Borrowers.
(c)    Each Designated Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to the Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)    The Company may from time to time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Revolving Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Revolving Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
ARTICLE III

Representations and Warranties
Each Borrower represents and warrants to the Lenders that:
SECTION 3.01.    Organization; Powers. Each of the Company and each Subsidiary is duly organized, validly existing and in good standing (or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (or its jurisdictional equivalent) in, every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other applicable organizational powers and have been duly authorized

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by all necessary corporate or other applicable organizational actions and, if required, actions by stockholders or other equity holders. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any applicable law or regulation in any material respect (except, with respect to Subsidiaries that are not Loan Parties, for such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), (c) will not violate the charter, by-laws or other organizational documents of the Company or any Subsidiary or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon and material to the Company or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary (except for such violations, defaults and payment requirements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), and (e) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except Liens created pursuant to the Loan Documents.
SECTION 3.04.    Financial Condition; No Material Adverse Change. %3. The Company has made available to the Lenders, through the SEC’s EDGAR filing system, the Company’s consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2015, certified by a Financial Officer of the Company. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(c)    Since December 31, 2014, there has been no event, development or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.05.    Properties. %3. Each of the Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and except for defects in title and invalid leasehold interests that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(k)    Each of the Company and each Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation, Environmental and Labor Matters. %3. There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (ii) that specifically reference or directly relate to the Loan Documents or the Transactions.
(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has actual knowledge of any basis for any Environmental Liability.
(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
(d)    There are no pending or, to the knowledge of the Borrowers, threatened strikes, lockouts, slowdowns or work stoppages against the Company or any Subsidiary, or unfair labor practice complaint or grievance or arbitration proceeding arising out of or under any collective bargaining agreement under which the Company or any Subsidiary is bound, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Company and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters, and all material payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary, except for such violations and payment failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any Subsidiary is bound.
SECTION 3.07.    Compliance with Laws and Contractual Obligations. Each of the Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all of its Contractual Obligations,

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except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.    Investment Company Status. Neither the Company nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No claim, action, suit, audit or investigation with respect to any Plan exists or has been commenced or, to the knowledge of the Borrowers, threatened, other than routine claims for benefits and except for such claims, actions, suits, audits and investigations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor thereto) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor thereto) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 3.11.    Disclosure. The Company has disclosed to the Lenders or made available through the SEC’s EDGAR filing system all material agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters actually known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender pursuant to or in connection with the Loan Documents (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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SECTION 3.12.    Federal Reserve Regulations. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan will be used, directly or indirectly, to buy or carry, or to extend credit to others to buy or carry, any Margin Stock or for any other purpose that entails a violation of any Regulations of the Board, including Regulations T, U and X.
SECTION 3.13.    Solvency. The Company and the Subsidiaries on a consolidated basis are Solvent.
SECTION 3.14.    Use of Proceeds. The proceeds of the Revolving Loans will be used only for general corporate purposes of the Company and the Subsidiaries in the ordinary course of business (including Acquisitions and Investments permitted hereunder) and to refinance existing Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 3.15.    Subsidiaries. As of the date of this Agreement, Schedule 3.15 is a complete list of each Subsidiary, identifying such Subsidiary’s jurisdiction of organization and whether such Subsidiary is a Material Domestic Subsidiary.
SECTION 3.16.    No Burdensome Restrictions. Neither the Company nor any Subsidiary is party to any agreement, or subject to any provision of law, compliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.17.    No Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.18.    Applicable Anti-Corruption Laws, Applicable Anti-Money Laundering Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective employees, officers, directors and agents with Applicable Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective employees, officers, directors and, to the knowledge of the Borrowers, their agents, are in compliance with Applicable Anti-Corruption Laws, Applicable Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective officers or directors, or (b) to the knowledge of the Borrowers, any employee or agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate Applicable Anti-Corruption Laws, Applicable Anti-Money Laundering Laws or applicable Sanctions in any material respect.
SECTION 3.19.    Representations as to Foreign Borrowers. (a) Each Foreign Borrower is subject to civil and commercial laws with respect to its obligations under the Loan Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable

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Foreign Borrower Documents”), and the execution, delivery and performance by such Foreign Borrower of the Applicable Foreign Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Borrower is organized and existing in respect of its obligations under the Applicable Foreign Borrower Documents.
(b) The Applicable Foreign Borrower Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Borrower is organized and existing for the enforcement thereof against such Foreign Borrower under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents that the Applicable Foreign Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents or (ii) on any payment to be made by such Foreign Borrower pursuant to the Applicable Foreign Borrower Documents, except as has been disclosed to the Administrative Agent.
(d) The execution, delivery and performance of the Applicable Foreign Borrower Documents executed by such Foreign Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in this clause (ii) shall be made or obtained as soon as is reasonably practicable).
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective, and this Agreement shall not be effective to amend and restate the Existing Credit Agreement, until the

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date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Loan Documents. The Administrative Agent (or its counsel) shall have received from each party to the Loan Documents either (i) a counterpart of each Loan Document (other than the Security Agreement, the Patent Security Agreement and the Trademark Security Agreement) to which such Person is a party, signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or any other electronic transmission of a signed signature page of each such Loan Document to which such Person is a party) that such Person has signed a counterpart of each such Loan Document.
(b)    Ratification Agreement. The Administrative Agent (or its counsel) shall have received from each party to the Ratification Agreement either (i) a counterpart of the Ratification Agreement, signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or any other electronic transmission of a signed signature page of each such Loan Document to which such Person is a party) that such Person has signed a counterpart of each the Ratification Agreement.
(c)    Legal Opinions. The Administrative Agent (or its counsel) shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Loan Parties (excluding Pennsylvania counsel to TB Wood’s Incorporated and Dutch counsel to the Dutch Borrower) covering such matters relating to the Loan Parties, the Loan Documents and the Transactions as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent.
(d)    Organizational Documents and Certificates. The Administrative Agent (or its counsel) shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization (which, for the Dutch Borrower, shall include its deed of incorporation and articles of association), existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents and the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, with respect to each Loan Party that is a party to the Existing Credit Agreement, if such Loan Party has not amended, restated or otherwise modified its certificate of incorporation (or equivalent charter document) since the certified copy thereof that was provided in connection with the closing of the Existing Credit Agreement, then such Loan Party may provide a certification to that effect in lieu of obtaining new certified copy from the secretary of state (or equivalent office) of its jurisdiction of organization.
(e)    Financial Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, certifying the following on and as of the Effective Date: (i) the conditions set forth in Sections 4.02(a)(i) and 4.02(b) are satisfied, (ii) the Company and the Subsidiaries, on a consolidated basis, are Solvent, and (iii) the Company is in compliance with all financial covenants set forth in Section 6.09.

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(f)    Fees and Expenses. The Administrative Agent, the Lenders and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, and including fees and expenses of counsel to the Administrative Agent.
(g)    KYC, etc. The Administrative Agent and the Lenders shall have received (i) all documentation and other information reasonably requested by them under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) such other documents and instruments as are customary for transactions of this type or as they may reasonably request.
(h)    Updating of Exhibits to Security Agreement, and Waiver. The Administrative Agent and the Lenders shall have received, together with delivery of an updated, duly completed Compliance Certificate signed by a Financial Officer of the Company as required by Section 5.01(c) with respect to the financial statements delivered for the second fiscal quarter of 2015 (ending June 30, 2015), updated versions of the Exhibits to the Security Agreement, as required by Section 4.15 of the Security Agreement. Effective upon receipt of such Compliance Certificate and updated Exhibits to the Security Agreement, the Lenders agree to waive any failure by the Company to deliver (or any delay in delivering) such updated Exhibits under the Loan Documents prior to the date hereof and, in connection therewith, any related misrepresentation made solely as a result of such failure to timely deliver such updated Exhibits and any related failures to notify the Administrative Agent of the foregoing prior to the date hereof.
(i)    Funding Indemnity Letter. The Administrative Agent (or its counsel) shall have received, at least two (2) Business Days prior to the Effective Date, a funding indemnity letter with respect to the Revolving Borrowing(s) to be made on the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 22, 2015 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(d)    (i) In the case of any such credit event on the Effective Date, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all respects on and as of the Effective Date (or, to the extent any such representation or warranty is expressly stated to have been made as of a specific earlier date, on and as of such earlier date),

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and (ii) in the case of any such credit event after the Effective Date, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties already qualified by concepts of materiality, in all respects) on and as of the date of such credit event (or, to the extent any such representation or warranty is expressly stated to have been made as of a specific earlier date, on and as of such earlier date).
(e)    At the time of and immediately after giving effect to such credit event, no Default or Event of Default shall have occurred and be continuing.
Each such credit event shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03.    Initial Credit Event for each Additional Borrower. The obligation of each Lender to make Loans to any Designated Borrower that becomes a Designated Borrower after the Effective Date is subject to the satisfaction of the following conditions:
(d)    The Administrative Agent (or its counsel) shall have received such Designated Borrower’s Designated Borrower Request and Assumption Agreement duly executed by all parties thereto.
(e)    The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Designated Borrower, the authorization of the Transactions insofar as they relate to such Designated Borrower and any other legal matters relating to such Designated Borrower, its Designated Borrower Request and Assumption Agreement or such Transactions, including, with respect to any Designated Borrower organized under the laws of any jurisdiction, whether inside or outside of the United States of America, a legal opinion from such Designated Borrower’s counsel in such jurisdiction, all in form and substance satisfactory to the Administrative Agent and its counsel.
(f)    The Administrative Agent and the Lenders shall have received all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
ARTICLE V

Affirmative Covenants
Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each of the Company (with respect to the covenants set forth in Sections 5.01 and 5.02) and each Borrower (with respect to all other covenants set forth in this Article V) covenants and agrees with the Lenders that:

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SECTION 5.01.    Financial Statements and Other Information. The Company will make available as provided below or otherwise furnish to the Administrative Agent and each Lender:
(f)    within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(g)    within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;
(h)    concurrently with making available or delivering, as the case may be, the financial statements under clause (a) or (b) above (beginning with the financial statements for the fiscal year ending December 31, 2014), a duly completed Compliance Certificate signed by a Financial Officer of the Company, and (with respect to the financial statements delivered for the second fiscal quarter of each fiscal year of the Company) together with updated versions of Exhibits to the Security Agreement, as required by Section 4.15 of the Security Agreement;
(i)    if permitted by applicable law and provided such disclosure does not result in loss of any disclosure privilege, promptly after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable foreign jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of the Company or any Subsidiary; provided, that for purposes of clarification, the foregoing does not require delivery of comment letters from the SEC;
(j)    promptly after a Financial Officer of the Company obtains knowledge that Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and
(k)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

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(l)    promptly following any request therefor, unless such disclosure is prohibited by applicable law or would result in loss of any disclosure privilege, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.
Information required to be delivered pursuant to this Section 5.01 or Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on (i) the date on which the Company posts such information, or provides a link thereto, on the Company’s website on the Internet; (ii) the date on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) in the case of any information referred to in Section 5.01(a) or (b) or (f), the first date on which such information can be accessed through the SEC’s EDGAR filing system; provided, that the Company shall notify the Administrative Agent (by telecopy or electronic mail) of the posting, in the case of delivery pursuant to the foregoing clauses (i) and (ii), of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such information. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the information referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such information.
SECTION 5.02.    Notices of Material Events. Upon its obtaining knowledge thereof, the Company will furnish to the Administrative Agent prompt written notice of the following:
(g)    the occurrence of any Default or Event of Default;
(h)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(i)    the occurrence of any ERISA Event (or the maintenance, commencement or, to the knowledge of the Borrowers, threat of any claim, action, suit, audit or investigation with respect to any Plan other than routine claims for benefits) that, alone or together with any other ERISA Events that have occurred (and any such claims, actions, suits, audits or investigations with respect to any Plan that are being maintained or have commenced or, to the knowledge of the Borrowers, have been threatened), could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding $30,000,000;
(j)    any material change in material accounting policies or material financial reporting practices by the Company or any Subsidiary not otherwise reported in the Company’s SEC filings; and
(k)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a

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Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; and (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, which in each instance referred to in the foregoing clauses (i), (ii) and (iii) results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. Each Borrower will, and will cause each other Loan Party to, do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and good standing (or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, (b) maintain all requisite power and authority to carry on its business as now conducted, (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, preserve, renew and keep in full force and effect its qualification to do business in, and its good standing (or its jurisdictional equivalent) in, every jurisdiction where such qualification is required, and (d) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, preserve, renew and keep in full force and effect all other rights, qualifications, licenses, permits, privileges and franchises material to the conduct of its business; provided, that the foregoing shall not prohibit any merger, consolidation, amalgamation, liquidation or dissolution permitted under Section 6.03 or any other transaction permitted hereunder or under the other Loan Documents.
SECTION 5.04.    Payment of Obligations. Each Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. Each Borrower will, and will cause each Subsidiary to, (a) except for transactions otherwise permitted hereunder or under the other Loan Documents relating to the disposition or transfer of property, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrowers will furnish to the Administrative Agent, upon its request, information in reasonable detail as to the insurance so maintained. The Borrowers shall deliver to the

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Administrative Agent endorsements (x) to all property or casualty insurance policies covering Collateral naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured, which endorsements shall be in effect at all times prior to the Collateral Fallaway or following any Collateral Reinstatement, as the case may be. In the event the Company or any Subsidiary at any time hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Company will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.
SECTION 5.06.    Books and Records; Inspection Rights. Each Borrower will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all material financial dealings and transactions in relation to its business and activities, and (b) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, but such Borrower or such Subsidiary will not have an obligation to provide such information to the extent disclosure would violate applicable law or would result in the loss of a disclosure privilege.
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations. Each Borrower will, and will cause each Subsidiary to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (b) perform in all material respects its Contractual Obligations, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective employees, officers, directors and agents with Applicable Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.    Use of Proceeds. The proceeds of the Revolving Loans will be used only for general corporate purposes of the Company and the Subsidiaries in the ordinary course of business (including Acquisitions and Investments permitted hereunder) and to refinance existing Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and

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their respective employees, officers, directors and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Applicable Anti-Corruption Laws or any Applicable Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.    Accuracy of Information. Each Borrower will ensure that any information, including financial statements or other documents, prepared by or on behalf of such Borrower and furnished to the Administrative Agent or the Lenders in connection with any Loan Document or any amendment or modification thereof or waiver thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by such Borrower on the date thereof as to the matters specified in this Section 5.09.
SECTION 5.10.    Material Domestic Subsidiaries. In the event the Company acquires or creates any Material Domestic Subsidiary, or any existing Domestic Subsidiary becomes a Material Domestic Subsidiary after the Effective Date, the Company shall forthwith promptly (and in any event within thirty (30) days (or such longer time as the Administrative Agent may agree) after the acquisition or creation of such Material Domestic Subsidiary or knowledge of such existing Domestic Subsidiary becoming a Material Domestic Subsidiary) cause, if the Company has not otherwise designated such entity as a Borrower, such Domestic Subsidiary to become a Subsidiary Guarantor by delivering to the Administrative Agent joinders to the Guarantee Agreement and the Security Agreement (in each case in the form contemplated thereby), duly executed by such Domestic Subsidiary, pursuant to which such Domestic Subsidiary agrees to be bound by the terms and provisions of the Guarantee Agreement and the Security Agreement, such joinder to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding anything herein to the contrary (including the five percent (5%) threshold in the definition of “Material Domestic Subsidiary”), the Company will cause a sufficient number of its Domestic Subsidiaries to be Subsidiary Guarantors in accordance with the requirements of this Section such that, at all times, all Domestic Subsidiaries that are not Subsidiary Guarantors, collectively, do not comprise more than fifteen percent (15%) of the Company’s consolidated assets, consolidated total sales or Consolidated Net Income as of the end of or for the most recently ended Reference Period.
SECTION 5.11.    Additional Collateral; Further Assurances.
(c)    Prior to the Collateral Fallaway or following any Collateral Reinstatement, as the case may be, each Domestic Borrower will, and will cause each other Domestic Loan Party to, cause all of its personal property (whether tangible, intangible or mixed, subject to the exceptions expressly contained in the Security Agreement) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to

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secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02.
(d)    Without limiting the foregoing, prior to the Collateral Fallaway or following any Collateral Reinstatement, as the case may be, each Domestic Borrower will, and will cause each other Domestic Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or required to be created by the Collateral Documents, all at the expense of the Borrower.
ARTICLE VI

Negative Covenants
Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(l)    the Secured Obligations;
(m)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness that does not increase the outstanding principal amount thereof;
(n)    Indebtedness of the Company owed to any Subsidiary and of any Subsidiary owed to the Company or any other Subsidiary; provided, that Indebtedness of any Subsidiary that is not a Subsidiary Guarantor or a Domestic Borrower owed to any Loan Party shall be subject to the limitations and entitled to the exceptions from the covenant set forth in Section 6.04 (and, for the avoidance of doubt, shall be permitted under this Section 6.01(c) if permitted under any clause of Section 6.04);
(o)    Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;
(p)    Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets

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or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed, at any time outstanding, the greater of (A) $30,000,000 and (B) seven and one-half percent (7.5%) of the Consolidated Tangible Assets of the Company and the Subsidiaries as set forth on the Company’s most recent Financial Statements (as the amount of such Consolidated Tangible Assets may be increased to reflect tangible assets acquired since the date of such Financial Statements in connection with any Permitted Acquisitions);
(q)    Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;
(r)    Indebtedness under Swap Agreements permitted under Section 6.05;
(s)    [Reserved];
(t)    Indebtedness consisting of reimbursement or indemnification obligations owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, in each case incurred in the ordinary course of business;
(u)    Indebtedness consisting of reimbursement obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case incurred in the ordinary course of business;
(v)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business consistent with past practices;
(w)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness does not remain outstanding for more than five (5) Business Days; and
(x)    other Indebtedness of the Company or any Subsidiary (which shall include any Subsidiary acquired in connection with a Permitted Acquisition and shall include any extensions, renewals and replacements of any such Indebtedness with Indebtedness that does not increase the outstanding principal amount thereof); provided, that, at the time of the initial incurrence or assumption of any such Indebtedness and immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) the Company shall be in pro forma compliance with the Consolidated Total Net Leverage Ratio covenant set forth in Section 6.09(b) (with Consolidated Total Funded Debt, consolidated cash and consolidated Cash Equivalent Investments measured as of such time and Consolidated EBITDA measured for the Reference Period then most recently ended for which the Company has delivered Financial Statements); provided further, that (x) the aggregate principal amount of Indebtedness of any Subsidiary (which shall include any Subsidiary acquired in connection with a Permitted Acquisition and shall include any extensions, renewals and replacements of any such

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Indebtedness with Indebtedness that does not increase the outstanding principal amount thereof) that is not a Domestic Borrower or a Subsidiary Guarantor incurred or assumed in reliance upon this clause (m) shall not, at any time, exceed $30,000,000 and (y) such Indebtedness incurred or assumed in reliance upon this clause (m) shall be unsecured unless otherwise permitted by Section 6.02(i). For the avoidance of doubt, for purposes of the foregoing subclause (x), the calculation shall not include Indebtedness otherwise permitted under clauses (a) through (l) above.
For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness set forth in clauses (a) through (m) above, then the Company will be permitted to classify such item of Indebtedness on the date of its incurrence or assumption, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.01.
SECTION 6.02.    Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(l)    Liens securing the Secured Obligations;
(m)    Permitted Encumbrances;
(n)    any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided, that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof permitted by Section 6.01(b);
(o)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(p)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided, that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

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(q)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(r)    Liens on specific items of inventory or other goods and proceeds of such Borrower or such Subsidiary securing its obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Borrower or such Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;
(s)    Liens securing Indebtedness owed by (i) the Company or any Subsidiary to any Domestic Loan Party, (ii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, or (iii) any Foreign Subsidiary to any Foreign Borrower; and
(t)    additional Liens on any property or assets of the Company or any Subsidiary not otherwise permitted by this Section 6.02 that do not secure obligations in excess of $30,000,000 in the aggregate for all such Liens at any time outstanding.
SECTION 6.03.    Fundamental Changes and Asset Sales. %3. The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including the Equity Interests of any of its subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(i)    the Company or any Subsidiary may merge into, consolidate or amalgamate with the Company or any Subsidiary; provided, that if the merging, consolidating or amalgamating entity is a Loan Party, then the surviving entity of such merger, consolidation or amalgamation shall be or simultaneously become (A) a Domestic Borrower, if the merging, consolidating or amalgamating entity is a Domestic Borrower, (B) a Borrower, if the merging, consolidating or amalgamating entity is a Foreign Borrower, or (C) a Domestic Loan Party, if the merging, consolidating or amalgamating entity is a Subsidiary Guarantor;
(ii)    the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or any Subsidiary; provided, that if the disposing entity is a Loan Party, then the acquiring entity shall be or simultaneously become (A) a Domestic Loan Party, if the disposing entity is a Domestic Loan Party, or (B) a Loan Party, if the disposing entity is a Foreign Borrower.
(iii)    the Company and the Subsidiaries may (A) sell inventory in the ordinary course of business, (B) sell worn-out or obsolete assets in the ordinary course of business, (C) grant licenses or sublicenses of intellectual property in the ordinary course of business which do not interfere in any material respect with the ordinary conduct of business of the Company or such Subsidiary, (D) sell, transfer or otherwise dispose of

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accounts receivable in connection with the compromise, settlement or collection thereof, (E) sell, transfer or otherwise dispose of Cash Equivalent Investments for fair market value, (F) suffer dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or such Subsidiary, (G) sell, transfer or otherwise dispose of its assets to the extent such disposition constitutes an Investment permitted by Section 6.04, (H) sell, transfer or otherwise dispose of the following assets to any Subsidiary: (i) Equity Interests in a Foreign Subsidiary or (ii) loan receivables from a Foreign Subsidiary, and (I) make any other sales, transfers, leases or other dispositions; provided, that, in the case of this clause (I), (1) such dispositions are for fair market value and on an arm’s-length basis, (2) the aggregate book value of assets of the Company and the Subsidiaries disposed of in any fiscal year of the Company shall not exceed ten percent (10%) of the Consolidated Tangible Assets of the Company and the Subsidiaries as set forth on the Company’s most recent Financial Statements (as the amount of such Consolidated Tangible Assets may be increased to reflect tangible assets acquired since the date of such Financial Statements in connection with any Permitted Acquisitions), and (3) the aggregate book value of assets of the Company and the Subsidiaries disposed of during the term of this Agreement in reliance upon this clause (I) shall not exceed $100,000,000;
(iv)    any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided, that if such liquidating or dissolving Subsidiary is (A) a Domestic Guarantor, then its assets shall be transferred to another Domestic Loan Party prior to such liquidation or dissolution, (B) a Domestic Borrower, then its assets shall be transferred to another Domestic Loan Party, and its Obligations shall be assigned to and assumed by another Domestic Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent, prior to such liquidation or dissolution, or (C) a Foreign Borrower, then its assets shall be transferred to another Loan Party, and its Obligations shall be assigned to and assumed by another Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent, prior to such liquidation or dissolution;
(v)    any Person may merge into or consolidate or amalgamate with the Company or any Subsidiary in connection with an Acquisition in which the Company or such Subsidiary is the surviving entity or the other Person simultaneously becomes a Domestic Borrower, Foreign Borrower or Subsidiary Guarantor, if and as applicable; and
(vi)    any Borrower or any Subsidiary may convert from one type of organization into another; provided that (A) if the entity so converting is a Loan Party, it shall remain a Loan Party after such conversion (and, if requested by the Administrative Agent, shall execute an assumption agreement, in form and substance satisfactory to the Administrative Agent) and (B) the Company shall deliver 30 days’ prior written notice of such entity conversion to the Administrative Agent, together with (x) copies of any proposed new corporate charter, bylaws, operating agreement and/or other organizational

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documents for the converting entity and any necessary organizational resolutions, all of which shall be reasonably satisfactory to the Administrative Agent, and (y) any amendments or supplements to Collateral Documents or other Loan Documents, as well as any UCC financing statements or other filings or amendments thereto, as may be reasonably requested by the Administrative Agent.
(e)    The Borrowers will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(f)    Each Borrower will not, and will not permit any Subsidiary to, change its fiscal year from the basis in effect on the date of execution of this Agreement.
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. The Borrowers will not, and will not permit any Subsidiary to, (x) purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances or capital contributions to, Guarantee any obligations of, or make or permit to exist any other investment or any other interest in, any other Person, or (y) consummate any Acquisition (each, an “Investment”), except:
(e)    Investments existing on the date hereof and set forth in Schedule 6.04;
(f)    Cash Equivalent Investments;
(g)    Investments other than loans and advances (i) by the Loan Parties in the Equity Interests of their respective Subsidiaries that are Domestic Borrowers or Subsidiary Guarantors, (ii) by Subsidiaries that are not Loan Parties in the Equity Interests of their respective Subsidiaries, and (iii) to the extent existing on the date hereof, by the Loan Parties in the Equity Interests of their respective Subsidiaries that are not Domestic Borrowers or Subsidiary Guarantors;
(h)    Investments consisting of loans or advances made by (i) any Loan Party to any Domestic Borrower or any Subsidiary Guarantor or (ii) any Subsidiary that is not a Loan Party to the Company or any other Subsidiary;
(i)    Guarantees constituting Indebtedness permitted by Section 6.01;
(j)    Guarantees under the Guarantee Agreement;
(k)    Guarantees (i) by any Loan Party of obligations (other than Indebtedness, which Guarantees are addressed by clause (e) above) of any Domestic Borrower or any Subsidiary Guarantor, or (ii) by any Subsidiary that is not a Loan Party of obligations (other than Indebtedness, which Guarantees are addressed by clause (e) above) of the Company or any other Subsidiary;

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(l)    Investments in and obligations under Swap Agreements permitted by Section 6.05;
(m)    Investments consisting of endorsements of negotiable instruments for collection in the ordinary course of business;
(n)    Investments consisting of loans or advances to directors, officers or employees in the ordinary course of business, in an aggregate amount for all such loans and advances not to exceed $2,000,000 at any time outstanding;
(o)    Acquisition of any Subsidiary by the Company or any Subsidiary permitted under Section 6.03, and any Permitted Acquisitions;
(p)    [reserved];
(q)    subject to Section 4.4 of the Security Agreement, notes payable, or stock or other securities, issued by account debtors to such Borrower or such Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts receivable in the ordinary course of business, consistent with past practices;
(r)    Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(s)    Investments constituting advances and guarantees to suppliers and customers in the ordinary course of business, consistent with past practices;
(t)    Investments in securities of any trade creditor or customer received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer in exchange for a claim against such trade creditor or customer;
(u)    Investments of any Person existing at the time such Person becomes a Subsidiary or merges, consolidates or amalgamates with the Company or any Subsidiary, in each case in connection with a Permitted Acquisition, so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger, consolidation or amalgamation; and
(v)    other Investments without limit, so long as no Default or Event of Default has occurred and is continuing or would result therefrom; provided, that if at the time such Investment is to be made pursuant to this clause (r), the Consolidated Senior Net Leverage Ratio, measured on a pro forma basis (with Consolidated Senior Funded Debt, consolidated cash and consolidated Cash Equivalent Investments measured as of such date and Consolidated EBITDA measured for the Reference Period then most recently ended for which the Company has delivered Financial Statements), exceeds 2.75:1.00, then after giving effect to the making of such Investment, the aggregate initial amount of all Investments made pursuant to this clause (r) in such fiscal year of the Company shall not exceed $30,000,000. For the avoidance of doubt, any

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Investment made in reliance on this clause (r) shall not constitute usage of the basket for Restricted Payments in Section 6.06(f).
For purposes of compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases, write-downs or write-offs in the value of such Investment; provided, that (x) Investments that are acquisitions of Equity Interests or other securities or capital contributions shall be valued at the amount actually contributed or paid to acquire such Equity Interests or other securities as of the date of such contribution or payment less all cash distributions and returns of capital from the date such Investment is made through and including the date of calculation and (y) Investments that are loans or advances, or Guarantees of loans or advances, shall be valued at the outstanding principal amount of such loan or advance as of the date of determination, or the outstanding principal amount of the loan or advance as of the date of determination actually Guaranteed, as applicable.
For purposes of determining compliance with this Section 6.04, in the event that any given Investment meets the criteria of more than one of the categories of permitted Investments set forth in clauses (a) through (r) above, then the Company will be permitted to classify such Investment on the date it is made, or later reclassify all or a portion of such Investment, in any manner that complies with this Section 6.04.
SECTION 6.05.    Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
SECTION 6.06.    Restricted Payments. The Borrowers will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common or preferred stock, (b) Subsidiaries may declare and pay dividends or make other distributions ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans of the Company and its Subsidiaries for participants in such plans, (d) the Company may make withholdings, redemptions or repurchases of shares that are awarded pursuant to the Company’s equity incentive plans, stock award plans, or other benefit plans, in such amounts as may be sufficient to pay any withholding or other taxes owed by the Company or the plan participant relating to such shares, (e) the Company may make cashless repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, and (f) the Company and the Subsidiaries may make other Restricted Payments without limit, so long as no Default or Event of Default has occurred and is continuing or would result therefrom; provided, that if at the time such Restricted Payment is to be made pursuant to this

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clause (f), the Consolidated Senior Net Leverage Ratio, measured on a pro forma basis (with Consolidated Senior Funded Debt, consolidated cash and consolidated Cash Equivalent Investments measured as of such date and Consolidated EBITDA measured for the Reference Period then most recently ended for which the Company has delivered Financial Statements), exceeds 2.75:1.00, then after giving effect to the making of such Restricted Payment, the aggregate amount of all Restricted Payments made pursuant to this clause (f) shall not exceed $30,000,000 in such fiscal year. For the avoidance of doubt, any Restricted Payment made in reliance on the foregoing clause (f) shall not constitute usage of the basket for Investments in Section 6.04(r).
SECTION 6.07.    Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its direct or indirect wholly-owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.
SECTION 6.08.    Restrictive Agreements. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions are customary for such Indebtedness and, with respect to such Indebtedness of any Loan Party, no more restrictive than the comparable restrictions and conditions set forth in the Loan Documents, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
SECTION 6.09.    Financial Covenants.
(f)    Consolidated Senior Net Leverage. The Company will not permit the Consolidated Senior Net Leverage Ratio as of the last day of any Reference Period to be greater than 3.00:1.00; provided, however, following the consummation of any Material Acquisition, the

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Consolidated Senior Net Leverage Ratio (x) as at the end of the fiscal quarter in which such Material Acquisition occurs and the three fiscal quarters immediately thereafter, shall not be greater than 3:50:1.00 and (y) as at the end of any fiscal quarter thereafter, shall not be greater than 3.00:1.00.
(g)    Consolidated Total Net Leverage. The Company will not permit the Consolidated Total Net Leverage Ratio as of the last day of any Reference Period to be greater than 4.00:1.00; provided, however, following the consummation of any Material Acquisition, the Consolidated Total Net Leverage Ratio (x) as at the end of the fiscal quarter in which such Material Acquisition occurs and the three fiscal quarters immediately thereafter, shall not be greater than 4.25:1.00 and (y) as at the end of any fiscal quarter thereafter, shall not be greater than 4.00:1.00.
(h)    Consolidated Interest Coverage. The Company will not permit the Consolidated Interest Coverage Ratio as of the last day of any Reference Period to be less than 3:50:1.00.
SECTION 6.10.    Capital Expenditures. The Borrowers will not, and will not permit any Subsidiary to, make or commit to make any Capital Expenditure, except Capital Expenditures of the Company and the Subsidiaries in the ordinary course of business not exceeding in any fiscal year of the Company, in the aggregate, the greater of (a) $40,000,000 and (b) five percent (5%) of the Company’s consolidated total sales for the prior fiscal year (as the amount thereof may be increased on a pro forma basis to reflect the sales for such prior fiscal year of any entity, business unit, division, product line or line of business acquired in connection with any Permitted Acquisitions consummated during or since such prior fiscal year, without duplication of sales actually included in the Company’s consolidated total sales for such prior fiscal year); provided, that (a) up to 50% of such amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of any amount carried over from the prior fiscal year pursuant to clause (a) above and, second, in respect of the amount originally permitted for such fiscal year as provided above.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(u)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(v)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

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(w)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or in any respect if such representation or warranty is already qualified by concepts of materiality) when made or deemed made;
(x)    (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), (b), (c) or (e), 5.02, 5.03(a) (solely with respect to legal existence), 5.06(b), 5.08 or 5.10 or in Article VI or in Article X;
(y)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after such Loan Party has knowledge of or has received notice of such default;
(z)    any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, subject to any applicable grace periods;
(aa)    any event or condition occurs (after giving effect to any applicable grace periods) (i) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (B) the Company’s convertible notes now or hereafter existing to the extent that such event or condition triggers the conversion feature thereof or an obligation to repurchase such notes;
(bb)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(cc)    the Company or any Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply

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for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(dd)    (i) the Company or any Subsidiary (other than an Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (ii) the Dutch Borrower shall file a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);
(ee)    one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 shall be rendered against the Company, any Subsidiary (other than an Immaterial Subsidiary) or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary (other than an Immaterial Subsidiary) to enforce any such judgment;
(ff)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $30,000,000 from and after the Effective Date;
(gg)    a Change in Control shall occur;
(hh)    any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or any Borrower or any other Person shall contest in any manner the validity or enforceability of any Loan Document; or any Borrower shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any Loan Document; or
(ii)    any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document (including during any Collateral Fallaway period);
then, and in every such event (other than an event with respect to the Company or any Subsidiary (other than an Immaterial Subsidiary) described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and , at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments (including the Letter of Credit Commitments), and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so

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declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to the Company or any Subsidiary described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

The Administrative Agent
Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The

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Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, any Subsidiary or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered under any Loan Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, and which successor shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If the Person serving

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as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and appoint a successor, which successor shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document

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furnished thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Anything herein to the contrary notwithstanding, no Arranger or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral in accordance with Section 9.02(d). Upon any sale or transfer of assets constituting Collateral that is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, that (a) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. %3. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be

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delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to any Borrower, to the Company at 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, Attention of Glenn E. Deegan, Esq. (Telecopy No. 815-389-7782), with a copy to Holland & Knight LLP, 701 Brickell Avenue, Suite 3000, Miami, Florida 33131, Attention of Rodney Bell, Esq. (Telecopy No. 305-789-7799);
(ii)    if to the Administrative Agent, (A) in the case of Borrowings denominated in U.S. Dollars, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn St., Flr L2S, Chicago, IL  60603-2300, Attention of LaDesiree Williams (Telecopy No. 888-303-9732), and (B) in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, Floor 6, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention of Manager: Loan Agency (Telecopy No. 44 207 777 2360), and with an email copy sent to Loan_and_agency_London@jpmorgan.com, with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn St., Flr L2S, Chicago, IL  60603-2300, Attention of LaDesiree Williams (Telecopy No. 888-303-9732);
(iii)    if to JPMorgan Chase Bank, N.A., as Issuing Bank, to it at JPMorgan Chase Bank, N.A., Global Trade Services, 131 South Dearborn St., 5th F.oor, Mail Code IL1-0236, Chicago, IL 60603-5506, Attn: Katherine Moses, Telecopy No. 312-233-2266, with an email copy to JPM.standbylc.ccb@jpmorgan.com, and with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn St., Flr L2S, Chicago, IL  60603-2300, Attention of LaDesiree Williams (Telecopy No. 888-303-9732);
(iv)    if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn St., Flr L2S, Chicago, IL  60603-2300, Attention of LaDesiree Williams (Telecopy No. 888-303-9732); and
(v)    if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(w)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.
(x)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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SECTION 9.02.    Waivers; Amendments. %3. No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
(c)    Subject to Section 9.02(c) below, and except as provided in Section 2.21 with respect to an Incremental Term Loan Amendment or pursuant to any fee letter entered into by the Borrowers in connection with this Agreement, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement (including any Incremental Term Loan Amendment) shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary to amend the provisions with respect to the application or amount of the default rate described in Section 2.13(c) or waive any obligation of any Borrower to pay interest or fees at such default rate, (iii) postpone the scheduled date of payment or amortization of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case excluding, for the avoidance of doubt, mandatory prepayments under Section 2.11(c)), or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Borrower from its Obligations without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Effective Date), (vii) release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement, except in accordance with Section 6.03 or as otherwise provided herein or in any other Loan Documents, or release the Domestic Borrowers from their

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obligations under Article X, without the written consent of each Lender, (viii) except as provided in paragraph (d) of this Section, release all or substantially all of the Collateral, or change any of the provisions of Section 9.18 in a manner that makes the conditions to effectiveness of the Collateral Fallaway or the Collateral Reinstatement more favorable to the Company or that eliminates the Collateral Reinstatement, in any such case without the written consent of each Lender, or (ix) change the definition of “Agreed Currency” without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect Section 2.20 or the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be.
(d)    Notwithstanding anything to the contrary herein (i) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement any Loan Document to cure any ambiguity, omission, mistake, typographical error, defect or inconsistency, and (ii) the Administrative Agent may, in its sole discretion, waive any of the conditions set forth in Section 4.01 with respect to immaterial matters or items noted in any post-closing letter made available to the Lenders with respect to which the Borrowers have given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Effective Date.
(e)    The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to or held by the Administrative Agent upon any Collateral (i) upon the termination of all the Revolving Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than (A) contingent obligations and (B) Secured Swap Obligations and Secured Banking Services Obligations as to which arrangements satisfactory to the applicable Swap Provider or Banking Services Provider have been made), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made), (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) in connection with the Collateral Fallaway pursuant to Section 9.18, (vi) as otherwise permitted by, but only in accordance with, the terms of any Loan Document, or (vii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder; provided, that the written consent of each Lender shall be required for the release all or substantially all of the Collateral or any change to the provisions of Section 9.18 in a manner that makes the conditions to effectiveness of the Collateral Fallaway or the Collateral Reinstatement more favorable to the Company or that eliminates the Collateral Reinstatement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released)

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upon (or obligations of the Loan Parties in respect of) all interests retained by the Domestic Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. %3. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent and J.P. Morgan Securities LLC in its capacity as an Arranger) in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Credit Parties (including the reasonable fees, charges and disbursements of one primary counsel, one local and/or special counsel for each other relevant jurisdiction or specialization, and additional counsel in light of actual or potential conflicts of interest) in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of pocket expenses incurred during the continuation of any Event of Default and during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(e)    The Borrowers shall indemnify each Credit Party and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any Subsidiary, or any Environmental Liability related in any way to the Company or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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(f)    To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(g)    To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this clause (d) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(h)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    Successors and Assigns. %3. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document (other than in connection with a transaction permitted by Section 6.03(a)) without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(c)    %3. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Company; provided, that the Company shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

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provided further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default or Event of Default has occurred and is continuing, any other assignee;
(B)    the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Loans or Revolving Commitment to an assignee that is a Revolving Lender (other than a Defaulting Lender) immediately prior to giving effect to such assignment, an Affiliate of such a Revolving Lender or an Approved Fund with respect to such a Revolving Lender and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Swingline Lender and each Issuing Bank; provided, that no consent of the Swingline Lender or any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or $1,000,000 (or the Equivalent Amount thereof in the applicable Foreign Currency) in the case of any assignment of Term Loans) unless each of the Company and the Administrative Agent otherwise consent; provided, that no such consent of the Company shall be required if a Default or Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an (x) Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

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(E)    the assignee shall not be (1) the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, (2) a Defaulting Lender or its Lender Parent, or (3) a natural person; and
(F)    in the case of an assignment of any Commitment under which the Dutch Borrower may make a Borrowing, or any Loans comprising a Borrowing made by the Dutch Borrower, the aggregate amount of such assignment shall not be less than €100,000 (or its equivalent in another currency) or such other amount as a result of which the assignee qualifies as a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht).
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers and the Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants,, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall

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accept such Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) to any

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Person except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.13(f), 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of any Loan Document or any provision thereof, and shall survive and remain in full force and effect until the date that is three (3) years after the termination of all the Revolving Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than (a) contingent obligations and (b) Secured Swap Obligations and Secured Banking Services Obligations as to which arrangements satisfactory to the applicable Swap Provider or Banking Services Provider have been made), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made).
SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent or the Arrangers and (ii) reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and

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understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07.    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the Obligations of such Borrower now or hereafter existing held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. %3. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(a)    Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be

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heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(b)    Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to any Loan Document to serve process in any other manner permitted by law.
(d)    Without limiting the foregoing, each Designated Borrower hereby irrevocably designates the Company, at its address set forth in Section 10.01, as the designee, appointee and agent of such Designated Borrower to receive, for and on behalf of such Designated Borrower, service of process in such respective jurisdictions in any legal action or proceeding with respect to any Loan Document.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

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Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its Obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party on a non-confidential basis from a source other than any Borrower. For the purposes of this Section, “Information” means all information received from any Borrower relating to such Borrower or its business, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by such Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.    Material Non-Public Information.
(e)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(f)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.14.    Authorization to Distribute Certain Materials to Public-Siders.

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(e)    If the Company does not file this Agreement with the SEC, then the Borrowers hereby authorize the Administrative Agent to distribute the execution version of this Agreement and the other Loan Documents to all Lenders, including to Public-Siders. The Borrowers acknowledge their understanding that Public-Siders and their firms may be trading in any of the Borrowers’ respective securities while in possession of the Loan Documents.
(f)    Each Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.
SECTION 9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
SECTION 9.17.    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent (if applicable) or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.18.    Collateral Fallaway. In the event that the Company delivers evidence satisfactory to the Administrative Agent that it has obtained a corporate credit rating and/or a corporate family rating (a “Corporate Rating”) from both S&P and Moody’s (or, if the

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Company is only rated by one such agency, from such agency) of at least BBB-/Baa3 (with a stable outlook or better), the Company may elect to have the Liens of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents terminated by the Administrative Agent (the “Collateral Fallaway”). To the extent that the Collateral Fallaway has been exercised and, thereafter, (a) the Company’s Corporate Rating is reduced to BB+/Ba1 or below by both S&P and Moody’s (or, if the Company is only rated by one such agency, by such agency), or (b) the Company’s Corporate Rating is reduced to BB/Ba2 or below by either S&P or Moody’s, the security interests of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents shall be automatically reinstated (the “Collateral Reinstatement”). Each Borrower hereby agrees to take, and to cause each other Domestic Loan Party to take, all actions, and execute all documentation, necessary to effect any reinstatement of the Liens of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents in accordance with the preceding sentence. The Lenders hereby authorize the Administrative Agent to take all actions, and execute all documents, necessary to effect the termination of the Liens of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents upon the satisfaction of the conditions to the Collateral Fallaway set forth in this Section 9.18.
SECTION 9.19.    Existing Credit Agreement Amended and Restated. On the Effective Date, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety but, for the avoidance of doubt, shall not constitute a novation of the parties’ rights and obligations thereunder, (b) the “Commitments” thereunder (and as defined therein) shall automatically continue as “Commitments” herein, (c) the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, (d) the “Revolving Loans” and “Term Loans” under (and as defined in) the Existing Credit Agreement shall remain outstanding and be continued as, and converted to, Revolving Loans hereunder (and, in the case of Eurodollar Loans, with the same Interest Periods or the remaining portions of such Interest Periods, as applicable, established therefor under the Existing Credit Agreement), and shall bear interest and be subject to such other fees as set forth in this Agreement, and (e) the security interests granted under the Collateral Documents shall continue to secure the Secured Obligations. In connection with the foregoing, (x) all such Loans and all participations in Letters of Credit and LC Exposure that are continued hereunder shall immediately upon the effectiveness of this Agreement, to the extent necessary to ensure the Lenders hold such Loans and participations ratably, be reallocated among the Lenders in accordance with their respective Applicable Percentages, as evidenced on Schedule 2.01, (y) each applicable Lender to whom Loans are so reallocated shall make full cash settlement on the Effective Date, through the Administrative Agent, as the Administrative Agent may direct with respect to such reallocation, in the aggregate amount of the Loans so reallocated to each such Lender, and (z) each applicable Lender hereby waives any breakage fees in respect of such reallocation of Eurodollar Loans o the Effective Date. All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement to the Effective Date shall be calculated as of the Effective Date (pro-rated in the case of any fractional periods), and shall be paid on the Effective Date.

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ARTICLE X

Domestic Borrower Guaranty
In order to induce the Lenders to extend credit to the Foreign Borrowers hereunder, each Domestic Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations of each other Loan Party. Each Domestic Borrower further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligations. Each Domestic Borrower waives presentment to, demand of payment from and protest to any Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Domestic Borrowers under this Article X shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or any other invalidity or unenforceability relating to or against any Loan Party or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Loan Party or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (f) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of any Domestic Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of any Domestic Borrower to subrogation. Each Domestic Borrower further agrees that its agreement under this Article X constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Loan Party or any other Person. The obligations of the Domestic Borrowers under this Article X shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise. Each Domestic Borrower further agrees that its obligations under this Article X shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the

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Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Loan Party or otherwise. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against any Domestic Borrower by virtue hereof, upon the failure of any Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Domestic Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent forthwith pay, or cause to be paid, to the Administrative Agent in cash an amount equal to the unpaid principal amount of such Secured Obligations then due, together with accrued and unpaid interest thereon. Each Domestic Borrower further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than U.S. Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, such Issuing Bank or such Lender in any material respect, then, at the election of the Administrative Agent, such Domestic Borrower shall make payment of such Secured Obligation in U.S. Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, each Issuing Bank and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment. Upon payment by any Domestic Borrower of any sums as provided above, all rights of such Domestic Borrower against any other Loan Party arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations. Nothing shall discharge or satisfy the liability of the Domestic Borrowers under this Article X except the full performance and payment in cash of the Secured Obligations.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Todd Patriacca
By:
Name:    Todd Patriacca

Title:	Vice President Finance, Corporate Controller and Treasurer

ALTRA INDUSTRIAL MOTION NETHERLANDS B.V.

/s/ Carl Richard Christenson
By:
Name:    Carl Richard Christenson
Title:    Director B

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]gsdocs.8556767.13

JPMORGAN CHASE BANK, N.A., as a Lender, the Swingline Lender, an Issuing Bank and the Administrative Agent

/s/ Peter M. Killea
By:
Name:    Peter M. Killea
Title:    Credit Executive

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

Wells Fargo Bank, N.A., as a Lender and an Issuing Bank

/s/ Robert T. P. Storer
By:
Name:    Robert T. P. Storer
Title:    Senior Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

KEYBANK NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

/s/ Brian P. Fox
By:
Name:    Brian P. Fox
Title:    Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

Citizens Bank, N.A., as a Lender

/s/ Peter van der Horst
By:
Name:    Peter van der Horst
Title:    Senior Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

TD BANK, N.A., as a Lender

/s/ Alan Garson
By:
Name:    Alan Garson
Title:     Senior Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

Citbank, N.A., as a Lender

/s/ Marina E. Grossi
By:
Name:    Marina E. Grossi
Title:    Senior Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

HSBC Bank USA, N.A., as a Lender

/s/ Manuel Burgueño
By:
Name:    Manuel Burgueño
Title:    Senior Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

PEOPLE’S UNITED BANK, N.A., as a Lender

/s/ Robert Hazard
By:
Name:    Robert Hazard
Title:    Senior Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

/s/ Mark Irey
By:
Name:    Mark Irey
Title:    Vice President

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

WEBSTER BANK, N.A., as a Lender

/s/ Paul F. Mollica
By:
Name:    Paul F. Mollica
Title:    Regional Presint

[SIGNATURE PAGE TO SECOND A&R CREDIT AGREEMENT (JPM/ALTRA 2015)]

SCHEDULES
TO
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
These Schedules are delivered pursuant to the Second Amended and Restated Credit Agreement dated as of October 22, 2015 (the “Second Amended and Restated Credit Agreement”), among ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation (the "Company"), and certain of its Subsidiaries, as Borrowers, and the Lenders party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined, capitalized terms have the meanings set forth in the Second Amended and Restated Credit Agreement.
No reference to or disclosure of any item or other matter in these Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in these Schedules. No disclosure in these Schedules relating to any possible breach or violation of any agreement, law, or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

These Schedules and the information and disclosures contained in these Schedules are intended only to qualify and limit the representations and warranties contained in the Second Amended and Restated Credit Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties.
Index
Schedule 1.01 -- Existing Letters of Credit
Schedule 2.01 – Commitments
Schedule 2.01B – Letter of Credit Commitments
Schedule 2.23 -- Designated Borrowers
Schedule 3.06 -- Disclosed Matters
Schedule 3.15 -- Subsidiaries and Material Domestic Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.08 -- Existing Restrictive Agreements

Schedule 1.01
(Existing Letters of Credit)

Issuer	LC Number	Beneficiary	Amount	Expiry
JPMorgan Chase Bank, N.A.	CTCS 402483	HSBC Bank (China) Company Limited	$4,000,000.00	March 31, 2016
JPMorgan Chase Bank, N.A.	CTCS 768675	The Travelers Indemnity Company	$1,515,000.00	November 30, 2016
JPMorgan Chase Bank, N.A.	CTCS 891369	Sentry Insurance A Mutual Company	$2,250,000.00	December 1, 2016
JP Morgan Chase Bank, N.A.	CTCS 849874	ThyssenKrupp Industrial Solutions	$117,560.00	December 2, 2016
JP Morgan Chase Bank, N.A.	CTCS 775987	SMS Meer GmbH	$123,225.00	June 30, 2017
JPMorgan Chase Bank, N.A.	CTCS 897466	ThyssenKrupp Industrial Solutions (USA), Inc.	$64,605.00	September 30, 2016

Schedule 2.01

(Revolving Commitments)

Lender	Revolving Commitment	Initial Applicable Percentage (Revolving Commitment)
JPMorgan Chase Bank, N.A.	$58,500,000.00	16.700000000%
Wells Fargo Bank, National Association	$58,500,000.00	16.700000000%
KeyBank National Association	$58,500,000.00	16.700000000%
Citizens Bank, N.A.	$31,500,000.00	9.000000000%
TD Bank, N.A.	$31,500,000.00	9.000000000%
Citibank, N.A.	$31,500,000.00	9.000000000%
HSBC Bank USA, N.A.	$20,000,000.00	5.700000000%
Peoples United Bank, N.A.	$20,000,000.00	5.700000000%
US Bank National Association	$20,000,000.00	5.700000000%
Webster Bank, N.A.	$20,000,000.00	5.700000000%
Total	$350,000,000.00	100.00%

Schedule 2.01B
(Letter of Credit Commitments)

Lender	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$16,666,667
Wells Fargo Bank, National Association	$16,666,667
KeyBank National Association	$16,666,667

Schedule 2.23
(Designated Borrowers)

Altra Industrial Motion Corp.
Altra Industrial Motion Netherlands B.V.

Schedule 3.06
(Disclosed Matters)
Environmental Reports
Findings or conditions disclosed in environmental reports delivered on or prior to the Effective Date to the Administrative Agent which do not result in a Material Adverse Effect.
Other Environmental Matters

•
One of the Loan Parties or their affiliates formerly owned a site in Roscoe, Illinois, which is known to have contamination associated with the release of chlorinated solvents. Dana Corporation, which formerly owned the Roscoe facility and sold it to Colfax Corporation, is responsible for remediating the contamination in the area of the former plant. It is the Loan Parties' understanding that the remediation is being done pursuant to an order. In 2004, Colfax Corporation sold the power transmission business to the Company and retained ownership of the Roscoe, Illinois property and any losses arising from the ownership of the Roscoe, Illinois property. Note, the contamination did not occur while the Loan Parties or their affiliates owned or operated the site.

•
A Liability Determination Report dated December 15, 1995 was issued by the Michigan Department of Environmental Quality, Environmental Response Division, Saginaw Bay District Headquarters with respect to 801 E. Industrial Drive, Mt. Pleasant, Michigan that indicated that solid and groundwater at the facility was contaminated with hazardous substances. In July 2013, one of the Loan Parties sold the 801 E. Industrial Drive property to a third party.

•	Ingersoll-Rand's environmental consulting division continues to monitor wells at Kilian Manufacturing Corporation's Syracuse and Toronto plants.

•
Honeywell International, Inc. has sent correspondence to Kilian Manufacturing Corporation (“Kilian”) requesting that Kilian enter into a tolling agreement with respect to certain legacy environmental matters allegedly associated with the historical operation of Kilian at its Syracuse, NY facility. Kilian informed Timken U.S. Corporation, the prior owner of Kilian, of the matter. Upon receiving instructions from Timken, Kilian executed a tolling agreement with Honeywell on December 23, 2009. On November 30, 2010 and on November 27, 2011, in both cases after receiving instructions from Timken, Kilian entered into extensions of the December 23, 2009 tolling agreement with Honeywell. No formal proceeding involving Kilian has been commenced.

•
The following disclosure is made solely with respect to Section 3.06(b)(iv) of the Second Amended and Restated Credit Agreement: As with most manufacturers, the Loan Parties use and generate Hazardous Materials, which are transported off site for treatment or disposal. A party that arranges for the disposal or treatment of Hazardous Materials may be liable for the cost of remediating if the disposal or treatment site becomes contaminated.

Litigation

•
One or more Loan Parties or Subsidiaries are currently parties to product liability suits (the “Proceedings”), including Proceedings pertaining to products manufactured or sold by the businesses of the Loan Parties or Subsidiaries prior to the acquisition of such businesses by the Company or a Subsidiary.  Although in some of the Proceedings third parties have retained responsibility for product liabilities relating to products manufactured or sold prior to the acquisition of the relevant business and in other of the Proceedings the persons from whom the relevant business was acquired may be required to indemnify the Company for certain product liability claims subject to certain caps or limitations on indemnification, there can be no assurance that those third parties will in fact satisfy their obligations with respect to liabilities retained by them or their indemnification obligations. If those third parties become unable to or otherwise do not comply with their respective obligations including indemnity obligations, or if certain product liability claims were not retained by third parties or are not subject to these indemnities, the Company or one or more of its Subsidiaries could become subject in the Proceedings to significant liabilities or other adverse consequences. Moreover, even in the Proceedings where third parties retain responsibility for product liabilities or are required to indemnify the Company, significant claims asserted in the Proceedings arising from products, including acquired products, could have a Material Adverse Effect on the Company’s ability to realize the benefits from an acquisition, could result in our reducing the value of goodwill that the Company has recorded in connection with an acquisition, or could otherwise have a Material Adverse Effect on the Company’s business, financial condition, or operations.

Schedule 3.15
(Subsidiaries and Material Domestic Subsidiaries)

Entity	Jurisdiction	Material Domestic Subsidiary (YES OR NO)
Nuttall Gear L L C	Delaware	YES
Ameridrives International, LLC	Delaware	YES
Formsprag LLC	Delaware	YES
Warner Electric LLC	Delaware	YES
Warner Electric Technology LLC	Delaware	NO
Boston Gear LLC	Delaware	YES
Bauer Gear Motor LLC	Delaware	NO
Inertia Dynamics, LLC	Delaware	YES
Kilian Manufacturing Corporation	Delaware	YES
Kilian Canada, ULC	Nova Scotia, Canada	N/A
TB Wood's Corporation	Delaware	YES
TB Wood's Incorporated	Pennsylvania	YES
TB Wood's Canada Ltd.	Canada	N/A
Industrial Blaju, S.A. de C.V.	Mexico	N/A
Warner Electric International Holding, Inc.	Delaware	YES
Svendborg Brakes USA, LLC	Delaware	NO
Altra Guardian LLC	Delaware	NO
Guardian Ind., Inc.	Indiana	NO
Warner Electric Group GmbH	Germany	N/A
Stieber GmbH	Germany	N/A
Warner Electric (Netherlands) Holding, B.V.	Netherlands	N/A
Altra Industrial Motion (Thailand) Ltd.	Thailand	N/A
Altra Industrial Motion Australia Pty. Ltd.	Australia	N/A
Altra Industrial Motion Hong Kong Limited	Hong Kong	N/A
Altra Industrial Motion (Singapore) Pte. Ltd.	Singapore	N/A
Altra Industrial Motion Taiwan Ltd.	Taiwan	N/A
Altra Industrial Motion (ShenZhen) Co., Ltd.	China	N/A
Warner Electric UK Group Ltd.	United Kingdom	N/A

Entity	Jurisdiction	Material Domestic Subsidiary (YES OR NO)
Warner Electric UK Holding Ltd	United Kingdom	N/A
Wichita Company Ltd.	United Kingdom	N/A
Hay Hall Holdings Limited	United Kingdom	N/A
The Hay Hall Group Limited	United Kingdom	N/A
Matrix International Ltd.	United Kingdom	N/A
Matrix International GmbH	Germany	N/A
Bibby Group Ltd.	United Kingdom	N/A
Bibby Transmissions Ltd.	United Kingdom	N/A
Bibby Turboflex SA Pty. Ltd.	South Africa	N/A
Turboflex Ltd.	United Kingdom	N/A
Torsiflex Ltd.	United Kingdom	N/A
Huco Power Transmission Ltd.	United Kingdom	N/A
Huco Engineering Industries Ltd.	United Kingdom	N/A
Dynatork Air Motors Ltd.	United Kingdom	N/A
Dynatork Ltd.	United Kingdom	N/A
Twiflex Ltd.	United Kingdom	N/A
Saftek Ltd.	United Kingdom	N/A
Bauer Gear Motor Limited	United Kingdom	N/A
Bauer Gear Motor Europe GmbH	Germany	N/A
Bauer Gear Motor Slovakia s.r.o.	Slovakia	N/A
Altra Industrial Motion Netherlands C.V.	Netherlands	N/A
Altra Industrial Motion Netherlands B.V.	Netherlands	N/A
Bauer Gear Motor Finland Oy Ab	Finland	N/A
Bauer Gear Motor GmbH	Germany	N/A
Altra Industrial Motion do Brasil S.A.	Brazil	N/A
Altra Industrial Motion Denmark ApS	Denmark	N/A
Altra Industrial Motion Russia OOO	Russia	N/A
Altra Industrial Motion (Changzhou) Co Ltd.	China	N/A
[Altra Industrial Motion Ukraine TOV]	Ukraine	N/A
Warner Electric (Holding) SAS	France	N/A
Warner Electric Europe SAS	France	N/A
Svendborg Brakes ApS	Denmark	N/A
S.B. Patent Holding ApS	Denmark	N/A
Svendborg Brakes España S.A.	Spain	N/A

Entity	Jurisdiction	Material Domestic Subsidiary (YES OR NO)
Svendborg South Africa Pty. Ltd.	South Africa	N/A
Svendborg Brakes Australia Pty. Ltd.	Australia	N/A
Svendborg Brakes Korea Co. Ltd.	Korea	N/A
Svendborg Brakes Chile Ltd.	Chile	N/A
Svendborg Brakes India Ltd.	India	N/A
Svendborg Brakes Shanghai Co. Ltd.	China	N/A
Svendborg Brakes Trading (Shanghai) Co. Ltd.	China	N/A

Schedule 6.01
(Existing Indebtedness)
Convertible Notes
On March 7, 2011, the Company issued $85.0 million of Convertible Notes due on March 1, 2031. Interest on the Convertible Notes is payable semiannually in arrears, on March 1 and September 1 of each year, commencing on September 1, 2011 at an annual rate of 2.75%.

Equipment Notes
The Company entered into a $6.3 million loan with a bank to equip its new facility in Changzhou, China during the quarter ended September 28, 2013. The loan has a remaining principal balance of $2.9 million at September 30, 2015. The note is due in installments through August of 2016, when the note expires. Interest is payable monthly at 5.54%. The note is callable by the bank at its discretion and as such, has been included in the current portion of long-term debt in the balance sheet at September 30, 2015.
Mortgages
During the quarter ended September 30, 2015, Stieber GmbH entered into a new mortgage with a bank for €1.5 million secured by its facility in Heidelberg, Germany, to replace its previously existing mortgage. The new mortgage has an interest rate of 1.79% which is payable in monthly installments until August 2023. As of September 30, 2015, the Company had a remaining principal balance of €1.5 million.

During August 2014, Bauer Gear Motor GmbH entered into an agreement with a bank for €6.0 million for the construction of its new facility in Esslingen, Germany, with annual interest payments of €0.1 million to be paid in monthly installments. The principal portion of the mortgage will be due in a lump-sum payment in May 2019. As of September 30, 2015, the Company had a remaining principal balance of €6.0 million.

During the quarter ended September 30, 2015, Warner Electric Europe SAS entered into an agreement with a bank for €2.0 million for the construction of its new facility in Angers, France, with an interest rate of 1.85% per year, which is payable in monthly installments from June 2016 until May 2025. The mortgage has a balance of €1.7 million at September 30, 2015.

Capital Leases

As of the Effective Date, the Company leases certain equipment under capital lease arrangements, whose obligations are included in both short-term and long-term debt, in the aggregate amount of approximately $535,000.

Intercompany Indebtedness

As of the Effective Date, the Loan Parties are owed approximately $99,870,225 in intercompany indebtedness from certain foreign Subsidiaries of the Loan Parties and, with the exception of Altra Industrial Motion Netherlands B.V., do not owe any intercompany indebtedness to any foreign Subsidiaries of the Loan Parties.

Letters of Credit

As of the Effective Date, the Existing Letters of Credit listed on Schedule 1.01 remain outstanding.

The Existing Credit Agreement

As of September 28, 2013 and December 31, 2012, the Company had $25.0 and $79.3 million outstanding on the Revolving Credit Facility, respectively, and as of September 28, 2013 and December 31, 2012, the Company had $7.7 and $7.6 million in letters of credit outstanding, respectively, under that certain Credit Agreement dated November 20, 2012, by and among the Company, and certain of its Subsidiaries, as Borrowers, and the Lenders party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, which was amended and restated by that certain Amended and Restated Credit Agreement dated as of December 6, 2013, and further amended by a First Amendment to Credit Agreement dated as of August 13, 2015 (as amended, modified and supplemented, the “Existing Credit Agreement’), and is being further amended and restated by the terms of the Second Amended and Restated Credit Agreement.

Schedule 6.02

(Existing Liens)
UCC Financing Statements

Jurisdiction	Debtor	Secured Party	File No.	Date	Collateral
DE – Secretary of State	Warner Electric LLC
		NMHG Financial Services Inc.	60767475	03/06/2006	Certain equipment
			10146707(Continuation)	01/13/2011
		People's Capital and Leasing Corp.	62702389	08/04/2006	Certain equipment
		Jules and Associates Inc.	23717412(Assignment)	09/26/12
		People's Capital and Leasing Corp.	70409630	02/01/2007	Certain equipment
			13218024(Continuation)	08/18/2011
		Jules and Associates, Inc	23717230(Partial Assignment)	09/26/2012
		Xerox Corporation	70423201	02/01/2007	Certain equipment
		Xerox Corporation	82073474	06/17/2008	Certain equipment
		Jules and Associates, Inc	84016398	12/03/2008	Certain equipment
		TCP Equipment Finance	84198485 (Assignment)	12/17/2008
		U.S. Bancorp	90551793	02/19/2009	Certain equipment
		Office Equipment Leasing Co.	90566601	02/20/2009	Certain equipment
		Xerox Corporation	93045819	9/23/2009	Xerox 4112CPC
		U.S. Bancorp	93485759	10/29/2009	Certain equipment
		U.S. Bancorp	702369	03/02/2010	1 KC220 OED013000065BLK; 1 KC220 OEDO13000665COL
		Wichita Falls Economic Development Corporation	3015769	08/27/2010	1,500 horse power test stand
		NMHG Financial Services Inc.	3860362	11/3/2010	All Equipment leased by lessor to lessee
		Xerox Corporation	4130013	11/23/2010	XEROX X700V; XEROX X70EFI
		U.S. Bancorp Business Equipment Finance Group	11179749	03/30/2011	Certain Equipment

Jurisdiction	Debtor	Secured Party	File No.	Date	Collateral
		U.S. Bancorp Business Equipment Finance Group	11645525	05/03/2011	Certain Equipment
		NMHG Financial Services Inc.	12116096	06/02/11	All Equipment leased by lessor to lessee
		U.S. Bancorp Business Equipment Finance, Inc.	14531219	11/28/2011	Certain Equipment
		DPOE Image Flex Inc.	23129832	07/27/2012	Various Sharp Copier, Printer, and Fax Systems
DE – Secretary of State	Nuttall Gear LLC
		United States Steel Corporation	84061634	12/08/2008	All equipment owner by Secured Party delivered to Debtor for storage or repair pursuant To contracts
		Mazak Corporation	2507741	07/19/2010	Certain equipment
DE – Secretary of State	Formsprag LLC
		Ervin Leasing Company	70465202	02/05/2007	Certain equipment
		Ervin Leasing Company	71754208	05/07/2007	Certain equipment
		Ervin Leasing Company	83519319	10/14/2008	Certain equipment
		Ervin Leasing Company	83520341	10/14/2008	Certain equipment
		Ervin Leasing Company	83520358	10/14/2008	Certain equipment
		Citibank, N.A.	52264787	07/22/2005	Accounts receivable from United Technologies Corp., and Hamilton Sundstrand Corporation per term of Supplier Agreement among Debtor and SP
			01014244(Continuation)	03/24/2012
DE – Secretary of State	Boston Gear LLC
		Dell Financial Services, L.P.	40541989	02/26/2004	Certain computer equipment
			83122403(Continuation)	09/15/2008
			83122403 (Amendment)	01/13/2009
DE – Secretary of State	Ameridrives International, LLC

Jurisdiction	Debtor	Secured Party	File No.	Date	Collateral
		TCF Equipment Finance, Inc.	63313517	09/07/2006	USED 1995 FS-630-200 Fellows CNC Hydrostroke High Speed Gear Shaping Machine
			13053843(Continuation)	08/08/2011
		TCF Equipment Finance, Inc.	64516779	12/22/2006	Certain equipment
		People's Leasing and Capital Corp	73234191	08/24/2007	Mitsubishi machine model 3015HV-20CF2-PRT
		Jules and Associates, Inc	73926937(Assignment)	09/21/2007
		Jules and Associates, Inc	73943486(Assignment)	10/18/2007
			21156142(Continuation)	03/27/2012
		People's Capital and Leasing Corp.	23686336(Assignment)	09/25/2012
		Jules and Associates, Inc	73571352	08/27/2007	One Puma 400B Fanuc 21iTB control and One Puma TL2500L with Fanuc 18iTB Control
		TCF Equipment Finance, Inc.	74673926(Assignment)	12/06/2007
			23149426(Continuation)	08/14/2012
		TCF Equipment Finance, Inc	14997774	12/28/2011	Certain Equipment
DE – Secretary of State	Altra Industrial Motion, Inc., (now known as Altra Power Transmission, Inc.)
		Jules and Associates, Inc	84016398	12/03/08	Certain Equipment
		TCF Equipment Finance, Inc.	84198485(Assignment)	12/17/2008
		Western Finance & Lease Inc	3903352	11/08/2010	Certain Adobe Products
		U.S. Bancorp Equipment Finance Group	4486738	12/17/2010	Certain Equipment
		Marlin Business Bank	11649022	05/13/2011	Certain Equipment

The Existing Credit Agreement

As of September 28, 2013 and December 31, 2012, the Company had $25.0 and $79.3 million outstanding on the Revolving Credit Facility, respectively, and as of September 28, 2013 and December 31, 2012, the Company had $7.7 and $7.6 million in letters of credit outstanding, respectively, under the Existing Credit Agreement, which is being amended and restated by the terms of the Second Amended and Restated Credit Agreement.

Letters of Credit

See Existing Letters of Credit listed on Schedule 1.01.

Mortgages
During the quarter ended September 30, 2015, Stieber GmbH entered into a new mortgage with a bank for €1.5 million secured by its facility in Heidelberg, Germany, to replace its previously existing mortgage. The new mortgage has an interest rate of 1.79% which is payable in monthly installments until August 2023. As of September 30, 2015, the Company had a remaining principal balance of €1.5 million.

During August 2014, Bauer Gear Motor GmbH entered into an agreement with a bank for €6.0 million for the construction of its new facility in Esslingen, Germany, with annual interest payments of €0.1 million to be paid in monthly installments. The principal portion of the mortgage will be due in a lump-sum payment in May 2019. As of September 30, 2015, the Company had a remaining principal balance of €6.0 million.

During the quarter ended September 30, 2015, Warner Electric Europe SAS entered into an agreement with a bank for €2.0 million for the construction of its new facility in Angers, France, with an interest rate of 1.85% per year, which is payable in monthly installments from June 2016 until May 2025. The mortgage has a balance of €1.7 million at September 30, 2015.

Schedule 6.04
(Existing Investments)
Existing Joint Ventures
Bibby Transmissions Ltd. holds 50% of Rathi Turboflex Pty Ltd. (India)

Investments consisting of intercompany Indebtedness owing to the Loan Parties by certain Foreign Subsidiaries, to the extent described on Schedule 6.01.

Schedule 6.08
(Existing Restrictive Agreements)
None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:        ______________________________
2.    Assignee:        ______________________________
                [and is an [Affiliate][Approved Fund] of [identify Lender] ]

3.	Borrowers: ALTRA INDUSTRIAL MOTION CORP, a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation), and certain of its Subsidiaries

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Second Amended and Restated Credit Agreement dated as of October 22, 2015, among the Borrowers, the Lenders from time to time party thereto and the Administrative Agent
6.    Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

EXHIBIT A – PAGE 1
gsdocs.8582985

[7.	Trade Date: __________, 20__]
Effective Date: __________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

EXHIBIT A – PAGE 2
gsdocs.8582985

[Consented to and] Accepted:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Consented to:]
JPMORGAN CHASE BANK, N.A.,
as [Swingline Lender] [Issuing Bank]

By:
Name:
Title:

[Consented to:]
ALTRA INDUSTRIAL MOTION CORP.

By:
Name:
Title:

EXHIBIT A – PAGE 3
gsdocs.8582985

ANNEX 1

[__________________]

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and 5.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it deems appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _________,
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the [__________] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    [Attached hereto as Schedule 2 are the][The] year-end audited consolidated financial statements and year-over-year comparisons required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year of the Company ended as of the Financial Statement Date set forth above, together with the report and opinion of independent public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, have each been electronically delivered or made available to the Administrative Agent pursuant to the terms of Section 5.01 of the Credit Agreement].
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    [Attached hereto as Schedule 2 are the][The] unaudited consolidated financial statements and year-over-year comparisons required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter and the then-elapsed portion of the fiscal year of the Company ended as of the Financial Statement Date set forth above [have been electronically delivered or made available to the Administrative Agent pursuant to the terms of Section 5.01 of the Credit Agreement]. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

2.
[select one:]
[Each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]
--or--
[The following covenants or conditions of the Loan Documents have not been performed or observed, and the following is a list of each Default or Event of Default and its nature and status: [DESCRIBE].]
3.    The financial covenant analyses and information set forth on Schedule 1 attached hereto (and in the file furnished herewith, which file contains the financial covenant component information set forth on said Schedule 1 for each fiscal quarter in the Reference Period described on said Schedule 1, including any pro forma adjustments thereto) are true and accurate on and as of the date hereof.
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, 20__.
ALTRA INDUSTRIAL MOTION CORP.

By:
Name:
Title:
For the Quarter/Year ended __________, 20__ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

1. Section 6.09(c) – Consolidated Interest Coverage Ratio:
A. Consolidated EBITDA for four consecutive fiscal quarters ending on Statement Date (“Reference Period”):
(i) Consolidated Net Income for such Reference Period:	$__________
Plus
(ii) without duplication and to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such Reference Period:
(a) Consolidated Interest Expense:	$__________
(b) the provision for federal, state, local and foreign income taxes:	$__________
(c) depreciation expense:	$__________
(d) amortization expense:	$__________
(e)    reasonable out-of-pocket transaction expenses incurred during such Reference Period in connection with any Permitted Acquisitions consummated during such Reference Period, in an aggregate amount for all such Permitted Acquisitions not to exceed $5,000,000 for such Reference Period:
$__________
(f) non-cash compensation expense arising from the grant of or the issuance of Equity Interests:	$__________
(g)    other non-cash losses or expenses (provided, that if any cash expenditures are subsequently made in respect of such non-cash losses or expenses added back pursuant to this Line I.A(ii)(g), such expenditures shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made):
$__________
(h) expenses of consolidation not to exceed $5,000,000 in any Reference Period or $10,000,000 in the aggregate over the term of the Credit Agreement:	$__________
(i) Sum of Lines I.A(ii)(a) through (h):	$__________
Minus
(iii) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such Reference Period:
(a) federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense):	$__________
(b) non-cash income or gains:	$__________
(c) extraordinary, unusual or non-recurring income or gains:	$__________
(d) cash expenditures made in respect of non-cash losses or expenses added back in a prior Reference Period (see Line I.A(ii)(g)):	$__________
(e) Sum of Lines I.A(iii)(a) through (d):	$__________
(iv) Consolidated EBITDA for such Reference Period (Line I.A(i) plus Line I.A(ii)(i) minus Line I.A(iii)(e))	$__________
B.    Consolidated Interest Expense paid during or payable in cash for such Reference Period, excluding (for avoidance of duplication) any portion of Consolidated Interest Expense paid during such Reference Period that was already included in a prior Reference Period as being payable for such prior Reference Period, or visa-versa:
$__________
C. Consolidated Interest Coverage Ratio (Line I.A(iv) ÷ Line I.B): Minimum Required: 3.50 to 1.00	_____ to 1.00
2. Section 6.09(b) – Consolidated Total Net Leverage Ratio:
A. Consolidated Total Funded Debt as of Statement Date:
(i) Obligations for borrowed money:	$__________
(ii) Obligations evidenced by bonds, debentures, notes or similar instruments:	$__________
(iii) Obligations upon which interest charges are customarily paid:	$__________
(iv) Obligations under conditional sale or other title retention agreements relating to property acquired:	$__________
(v) Obligations in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business):	$__________
(vi)    Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired, whether or not the Indebtedness secured thereby has been assumed:
$__________
(vii) Guarantees of Indebtedness of another Person:	$__________
(viii) Capital Lease Obligations:	$__________
(ix) Obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty:	$__________
(x) Obligations, contingent or otherwise, in respect of bankers’ acceptances:	$__________
(xi) Sum of Lines 2.A(i) through (x), without duplication:	$__________
B. Consolidated cash and consolidated Cash Equivalent Investments as of Statement Date:	$__________
C. Greater of (i) Line II.B minus $25,000,000 and (ii) $0:	$__________
D. Lesser of (i) $50,000,000 and (ii) 50% of Line II.C:	$__________
E. Line II.A(xi) minus Line II.D:	$__________
F. Consolidated EBITDA for such Reference Period (From Line I.A(iv)):	$__________
G. Consolidated Total Net Leverage Ratio (Line II.E ÷ Line II.F): Maximum Permitted: [4.00] [4.25] to 1.00	_____ to 1.00
3. Section 6.09(a) – Consolidated Senior Net Leverage Ratio:
A.    Consolidated Senior Funded Debt as of Statement Date
(each of the following, only to the extent (a) secured by a Lien on any property or asset of the Company or any Subsidiary and (b) does not constitute Subordinated Indebtedness (to the extent such Subordinated Indebtedness is evidenced by a written instrument in form and substance, including subordination provisions, approved in writing by the Administrative Agent)):

(i) Obligations for borrowed money:	$__________
(ii) Obligations evidenced by bonds, debentures, notes or similar instruments:	$__________
(iii) Obligations upon which interest charges are customarily paid:	$__________
(iv) Obligations under conditional sale or other title retention agreements relating to property acquired:	$__________
(v) Obligations in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business):	$__________
(vi)    Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired, whether or not the Indebtedness secured thereby has been assumed:
$__________
(vii) Guarantees of Indebtedness of another Person:	$__________
(viii) Capital Lease Obligations:	$__________
(ix) Obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty:	$__________
(x) Obligations, contingent or otherwise, in respect of bankers’ acceptances:	$__________
(xi) Sum of Lines III.A(i) through (x), without duplication:	$__________
B. Line III.A(xi) minus Line II.D:	$__________
C. Consolidated EBITDA for such Reference Period (From Line I.A(iv)):	$__________
D. Consolidated Senior Net Leverage Ratio (Line III.B ÷ Line III.C): Maximum Permitted: [3.00] [3.50] to 1.00	_____ to 1.00
4. Section 6.10 – Capital Expenditures:
A. Total Capital Expenditures for the fiscal year ended on the Statement Date:	$__________
B. Consolidated total sales of the Company for the prior fiscal year:	$__________
C.    Pro forma sales for the prior fiscal year of any entity, business unit, division, product line or line of business acquired in connection with any Permitted Acquisitions consummated during or since such prior fiscal year, without duplication of sales actually included in the Company’s consolidated total sales for such prior fiscal year:
$__________
D. 50% rollover of unused Capital Expenditure allowance (if any) from prior fiscal year:	$__________
E. Greater of (a) $40,000,000 and (b) 5% of (Line IV.B + Line IV.C):	$__________
F. Total Capital Expenditures permitted for the fiscal year ended on the Statement Date (Line IV.D + Line IV.E):	$__________

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp. a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and Beneficial Owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: __________, 20__

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and Beneficial Owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: __________, 20__

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole Beneficial Owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s Beneficial Owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: __________, 20__

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole Beneficial Owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s Beneficial Owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: __________, 20__

EXHIBIT D

FORM OF INCREASING LENDER SUPPLEMENT – EXISTING LENDER

 INCREASING LENDER SUPPLEMENT, dated __________, 20__ (this “Supplement”), by and among each of the signatories hereto, to the Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.
W I T N E S S E T H
 WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Revolving Commitments and/or one or more additional tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment and/or to participate in such a tranche;
 WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.21; and
 WHEREAS, pursuant to such Section 2.21, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $__________, thereby making the aggregate amount of its Revolving Commitment equal to $__________] [and] [participate in an Incremental Term Loan with a commitment amount equal to $__________ with respect thereto].

2.
The Company hereby represents and warrants that on the proposed date of the effectiveness of the increase in the Revolving Commitments and/or tranche of Incremental Term Loans contemplated hereby, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement are and shall be satisfied both before and immediately after giving effect to such increase in the Revolving Commitments and/or tranche of Incremental Term Loans and (B) the Company is and shall be in pro forma compliance with each financial covenant set forth in Section 6.09 of the Credit Agreement as determined in the manner required by Section 2.21 of the Credit Agreement.

3.	This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

4.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

ALTRA INDUSTRIAL MOTION CORP.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT E

FORM OF AUGMENTING LENDER SUPPLEMENT – NEW LENDER

AUGMENTING LENDER SUPPLEMENT, dated __________, 20__ (this “Supplement”), to the Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.21 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent [and the Swingline Lender and the Issuing Bank], by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
          NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $__________] [and] [a commitment with respect to Incremental Term Loans of $__________].

2.
The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) and 5.01(b) thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement, (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto, (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.	The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

___________.

4.
The Company hereby represents and warrants that on the proposed date of the effectiveness of the increase in the Revolving Commitments and/or tranche of Incremental Term Loans contemplated hereby, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement are and shall be satisfied both before and immediately after giving effect to such increase in the Revolving Commitments and/or tranche of Incremental Term Loans and (B) the Company is and shall be in pro forma compliance with each financial covenant set forth in Section 6.09 of the Credit Agreement as determined in the manner required by Section 2.21 of the Credit Agreement.

5.	This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

6.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

ALTRA INDUSTRIAL MOTION CORP.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[JPMORGAN CHASE BANK, N.A.,
as Swingline Lender and Issuing Bank]

By:
Name:
Title:

EXHIBIT A – PAGE 4
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EXHIBIT F

FORM OF BORROWING REQUEST

[ADDRESS FOR BORROWINGS DENOMINATED IN U.S. DOLLARS:]

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 S Dearborn St Flr L2S
Chicago, IL  60603-2300
Attention: LaDesiree Williams
Fax: 1-888-303-9732

[ADDRESS FOR BORROWINGS DENOMINATED IN FOREIGN CURRENCIES:]

J.P. Morgan Europe Limited
Floor 6
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom
Attention of Manager: Loan Agency
Fax: 44 207 777 2360

[COPY FOR BORROWINGS DENOMINATED IN FOREIGN CURRENCIES:]
Copy to:

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 S Dearborn St Flr L2S
Chicago, IL  60603-2300
Attention: LaDesiree Williams
Fax: 1-888-303-9732
__________, 20__
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.
This notice constitutes a Borrowing Request, and the Company hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(i)	The Borrower requesting such Borrowing is __________.

(ii)	The Loans comprising such Borrowing are [ABR Revolving Loans][Eurodollar Revolving Loans][Eurodollar Additional Term Loans].

EXHIBIT F – PAGE 1
gsdocs.8582985

(iii)	The aggregate amount of such Borrowing is __________.

(iv)	The date of such Borrowing (which is a Business Day) is __________.

(v)	[The initial Interest Period applicable to such Borrowing is __________ months.]

(vi)	[The Agreed Currency applicable to such Borrowing is __________.]

(vii)	The location and number of the applicable Borrower’s account to which funds are to be disbursed:

Bank Name:.
Bank Address:
ABA number:
Account number:
Account Name:
SWIFT CODE: (if needed)

The Company hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.
Very truly yours,

ALTRA INDUSTRIAL MOTION CORP.

By:
Name:
Title:

EXHIBIT G

FORM OF DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date: _______________, ______
To:    JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.23(b) of that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (each a “Designated Borrower” and together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Each of __________, a __________ (the “Additional Designated Borrower”), and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Additional Designated Borrower is a wholly owned Subsidiary of the Company.
The documents required to be delivered to the Administrative Agent under Sections 2.23 and 4.03 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
The parties hereto hereby confirm that with effect from the date hereof, the Additional Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Additional Designated Borrower would have had if the Additional Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Additional Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
The parties hereto hereby request that the Additional Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Additional Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five (5) Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.23(b) of the Credit Agreement.
This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE SATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
[ADDITIONAL DESIGNATED BORROWER]

By: __________________________________
Title: _________________________________

ALTRA INDUSTRIAL MOTION CORP.

By: __________________________________
Title: _________________________________

EXHIBIT H

FORM OF DESIGNATED BORROWER NOTICE

Date: ______________, _____
To:    Altra Industrial Motion Corp., and
[applicable Designated Borrower]

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:
This Designated Borrower Notice is made and delivered pursuant to Section 2.23(b) of that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (f/k/a Altra Holdings, Inc., a Delaware corporation) (the “Company”), certain of its Subsidiaries from time to time party thereto (each a “Designated Borrower” and together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The Administrative Agent hereby notifies the Company and the Lenders that effective as of __________, 20__, __________, a __________, shall constitute a Designated Borrower for purposes of the Credit Agreement and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement; provided, that pursuant to Section 2.23(b) of the Credit Agreement, no Borrowing Request may be submitted on behalf of such Designated Borrower until the date that is five (5) Business Days after the effective date set forth in this paragraph.
This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: _____________________________________
Title: ____________________________________

EXHIBIT F – PAGE 2
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